                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                         SHOREWOOD PACKAGING CORPORATION

                                       and

                     SHOREWOOD CORPORATION OF CANADA LIMITED

                                  as Borrowers


                                       and


                            THE LENDERS PARTY HERETO

                                       and

                                NATIONSBANK, N.A.
              as Administrative Agent, Syndication Agent and Lender

                                       and

                             THE BANK OF NOVA SCOTIA
        as Canadian Administrative Agent, Documentation Agent and Lender

                                       and

                            THE CHASE MANHATTAN BANK
                              THE BANK OF NEW YORK
                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                 BANQUE PARIBAS
                                  as Co-Agents

                                   DATED AS OF

                                   May 2, 1997

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.................................   1
      1.1 Definitions.......................................................   1
      1.2 Accounting Terms..................................................  22
      1.3 Computation of Time Periods and Other Definitional Provisions.....  22

SECTION 2  THE REVOLVING LOANS..............................................  22
      2.1 The U.S. Revolving Loans..........................................  22
      2.2 U.S. Letter of Credit Subfacility.................................  23
      2.3 Swing Line Loan Subfacility.......................................  29
      2.4 The Canadian Revolving Loans......................................  31
      2.5 Bankers' Acceptances..............................................  31
      2.6 Minimum Amounts...................................................  33
      2.7 Funding of Advances to Borrowers..................................  34
      2.8 Term.      .......................................................  36
      2.9 Revolving Notes...................................................  36
      2.10 Reduction of Revolving Loan Commitments..........................  36
      2.11 Canadian Letter of Credit Subfacility............................  37

SECTION 3  THE TERM LOANS...................................................  43
      3.1 U.S. Term Loan Commitment.........................................  43
      3.2 [Intentionally Left Blank]........................................  43
      3.3 Funding of Term Loan..............................................  43
      3.4 Scheduled Repayments..............................................  43
      3.5 The Term Notes....................................................  43

SECTION 4  ADDITIONAL PROVISIONS REGARDING LOANS AND LETTERS OF CREDIT......  44
      4.1 Continuations and Conversions.....................................  44
      4.2 Interest   .......................................................  45
      4.3 Place and Manner of Payments......................................  46
      4.4 Prepayments.......................................................  46
      4.5 Fees       .......................................................  48
      4.6 Pro Rata Treatment................................................  50
      4.7 Allocation of Payments After Event of Default.....................  51
      4.8 Sharing of Payments...............................................  52
      4.9 Capital Adequacy..................................................  52
      4.10 Inability To Determine Interest Rate or Create Bankers'
           Acceptances......................................................  53
      4.11 Illegality.......................................................  54
      4.12 Requirements of Law..............................................  54

      4.13 Taxes     .......................................................  55
      4.14 Compensation.....................................................  58

SECTION 5  CONDITIONS PRECEDENT.............................................  59
      5.1 Closing Conditions................................................  59
      5.2 Conditions to All Extensions of Credit............................  61

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................  62
      6.1 Organization and Good Standing....................................  62
      6.2 Due Authorization.................................................  62
      6.3 No Conflicts......................................................  62
      6.4 Consents   .......................................................  63
      6.5 Enforceable Obligations...........................................  63
      6.6 Financial Condition...............................................  63
      6.7 No Default .......................................................  63
      6.8 Liens      .......................................................  63
      6.9 Indebtedness......................................................  63
      6.10 Litigation.......................................................  64
      6.11 Material Agreements..............................................  64
      6.12 Taxes     .......................................................  64
      6.13 Compliance with Law..............................................  64
      6.14 ERISA     .......................................................  64
      6.15 Subsidiaries.....................................................  66
      6.16 Ownership of Stock...............................................  66
      6.17 Use of Proceeds; Margin Stock....................................  66
      6.18 Government Regulation............................................  66
      6.19 Hazardous Substances.............................................  67
      6.20 Patents, Franchises, etc.........................................  67
      6.22 Location of Assets...............................................  67

SECTION 7  AFFIRMATIVE COVENANTS............................................  68
      7.1 Information Covenants.............................................  68
      7.2 Preservation of Existence and Franchises..........................  70
      7.3 Books and Records.................................................  70
      7.4 Compliance with Law...............................................  70
      7.5 Payment of Taxes and Other Indebtedness...........................  71
      7.6 Insurance  .......................................................  71
      7.7 Maintenance of Property...........................................  71
      7.8 Performance of Obligations........................................  71
      7.9 ERISA      .......................................................  72
      7.10 Use of Proceeds..................................................  72
      7.11 Additional Subsidiaries..........................................  73
      7.12 Audits/Inspections...............................................  73
      7.13 Financial Covenants..............................................  73
SECTION 8  NEGATIVE COVENANTS...............................................  74

      8.1 Indebtedness......................................................  74
      8.2 Liens      .......................................................  75
      8.3 Nature of Business................................................  75
      8.4 Consolidation or Merger...........................................  76
      8.5 Sale or Lease of Assets...........................................  76
      8.6 Acquisitions......................................................  76
      8.7 Transactions with Affiliates......................................  76
      8.8 Ownership of Subsidiaries.........................................  77
      8.9 Fiscal Year.......................................................  77
      8.10 Investments......................................................  77
      8.11 Restricted Payments..............................................  77

SECTION 9  EVENTS OF DEFAULT................................................  77
      9.1 Events of Default.................................................  77
      9.2 Acceleration; Remedies............................................  79

SECTION 10  AGENCY PROVISIONS...............................................  80
      10.1 Appointment......................................................  80
      10.2 Delegation of Duties.............................................  81
      10.3 Exculpatory Provisions...........................................  81
      10.4 Reliance on Communications.......................................  82
      10.5 Notice of Default................................................  82
      10.6 Non-Reliance on Agents and Other Lenders.........................  82
      10.7 Indemnification..................................................  83
      10.8 Agent in its Individual Capacity.................................  83
      10.9 Successor Agent..................................................  84

SECTION 11  MISCELLANEOUS...................................................  84
      11.1 Notices   .......................................................  84
      11.2 Right of Set-Off.................................................  84
      11.3 Benefit of Agreement.............................................  85
      11.4 No Waiver; Remedies Cumulative...................................  87
      11.5 Payment of Expenses; Indemnification.............................  87
      11.6 Amendments, Waivers and Consents.................................  88
      11.7 Defaulting Lender................................................  89
      11.8 Counterparts.....................................................  89
      11.9 Headings  .......................................................  90
      11.10 Survival of Indemnification and Representations and Warranties..  90
      11.11 Currency .......................................................  90
      11.12 Governing Law; Venue............................................  90
      11.13 Waiver of Jury Trial............................................  91
      11.14 Severability....................................................  91
      11.15 Loan Entirety...................................................  91
      11.16 Binding Effect; Amendment and Restatement of Existing Credit
            Agreement; Further Assurances...................................  91
      11.17 Confidentiality.................................................  92

      11.18 Definition of Knowledge.........................................  92



EXHIBITS

      2.1   Advance Request
      2.3   Swing Line Loan Note
      2.9   Revolving Credit Notes
      3.5   Term Notes
      4.1   Notice of Continuation/Conversion
     7.1(c) Officer's Certificates
     7.1(i) Information Certificate
    11.3(b) Assignment Agreement


SCHEDULES

     1.1(a) Lenders and Commitments
     1.1(b) Existing Letters of Credit
     6.9    Indebtedness
     6.10   Litigation
     6.15   Subsidiaries/Affiliates
     6.19   Hazardous Substances
     6.22   Location of Assets
     7.6    Type and Amount of Insurance
     8.2    Liens
    11.1    Notices

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into as of May 2, 1997 among SHOREWOOD PACKAGING CORPORATION, a Delaware corporation (the "U.S. Borrower"), SHOREWOOD CORPORATION OF CANADA LIMITED, an Ontario corporation (the "Canadian Borrower") (collectively, the U.S. Borrower and the Canadian Borrower referred to herein as the "Borrowers"), the LENDERS set forth on Schedule 1.1(a) attached hereto (the "Lenders"), NATIONSBANK, N.A., a national banking association, in its capacity as Administrative Agent for the Lenders and THE BANK OF NOVA SCOTIA in its capacity as Canadian Administrative Agent for the Canadian Lenders.

                                   RECITALS

      A. The Borrowers, NationsBank, N.A. f/k/a NationsBank of North Carolina, N.A., in its capacity as a Lender and as Administrative Agent, The Bank of Nova Scotia, in its capacity as a Lender and Canadian Administrative Agent, and the Lenders party thereto entered into that certain Amended and Restated Credit Agreement dated as of February 25, 1994 (as amended and modified, the "Existing Credit Agreement").

      B. The Borrowers, the Lenders, the Administrative Agent and the Canadian Administrative Agent wish to amend and restate the terms and conditions of the Existing Credit Agreement as set forth below.

      Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Lenders, the Administrative Agent and the Canadian Administrative Agent agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

      1.1   Definitions.

      As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "Acceptance Fee" means an amount equal to the product of (a) the Applicable Percentage for Bankers' Acceptances; (b) the aggregate Face Amount of Bankers' Acceptances accepted by a Canadian Lender on the date of the requested Bankers' Acceptances; and (c) a fraction (i) the numerator of which is the term to maturity of such Bankers' Acceptances, and (ii) the denominator of which is 365 days.

            "Acquisition" means the acquisition of (a) all of the capital stock of another Person or (b) all or substantially all of the assets of another Person.

            "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

            "Administrative Agent" means NationsBank, N.A., a national banking association.

            "Administrative Agent Fee Letter" means the letter agreement dated as of April 13, 1997 among the U.S. Borrower, the Administrative Agent and NationsBanc Capital Markets, Inc., as amended, modified and replaced from time to time.

            "Advance Request" means the request by a Borrower for a Revolving Loan in the form of Exhibit 2.1.

            "Affiliate" of any Person means any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power
      (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" means the Administrative Agent and the Canadian Administrative Agent.

            "Applicable Percentage" means for Eurodollar Loans, Bankers' Acceptances, the Letter of Credit Fee and the Unused Fees, the appropriate applicable percentages corresponding to the Debt Coverage Ratio in effect as of the most recent Calculation Date as shown below:

             ==============================================================================================
                                                             Applicable
                                                             Percentage   Applicable
                                                                for       Percentage
             Pricing            Debt Coverage                Eurodollar   for Bankers'  Letter of     Unused
              Level                 Ratio                      Loans       Acceptance   Credit Fee      Fee
             ----------------------------------------------------------------------------------------------
                I     Greater than or equal to 2.5 to 1.0       1.000%       1.000%      1.000%       .300%
             ----------------------------------------------------------------------------------------------
               II     Greater than or equal to 2.0 to 1.0        .750%        .750%       .750%       .250%
                      but Less than 2.5 to 1.0
             ----------------------------------------------------------------------------------------------
               III    Greater than or equal to 1.5 to 1.0        .625%        .625%       .625%       .200%
                      but Less than 2.0 to 1.0
             ----------------------------------------------------------------------------------------------
               IV     Less than 1.5 to 1.0                       .500%        .500%       .500%       .175%
             ==============================================================================================

            The initial Applicable Percentage for Eurodollar Loans, Bankers' Acceptances, the

      Letter of Credit Fee and the Unused Fees shall be based on Pricing Level II and shall remain at Pricing Level II until the first Calculation Date (as defined below) occurring after the Effective Date. Thereafter, the Applicable Percentage for Eurodollar Loans, Bankers' Acceptances, the Letter of Credit Fee and the Unused Fees shall, in each case, be determined and adjusted quarterly on the date five Business Days after the date by which the U.S. Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) hereof (each a "Calculation Date"). Such Applicable Percentage shall be effective from such Calculation Date until the next such Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

            "Asset Disposition" means the disposition of any or all of the assets of a member of the Consolidated Shorewood Group whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment, the proceeds of which are at the time of receipt thereof scheduled for reinvestment in replacement equipment within 180 days from (before or after) such sale pursuant to notice thereof from the Borrowers (provided that if such reinvestment does not occur within 180 days then the Borrowers shall notify the Administrative Agent of same and such sale shall be considered an Asset Disposition), (c) leases of equipment in the ordinary course of business, (d) transfers of assets among members of the Consolidated Shorewood Group that are domiciled in the United States or Canada and (e) any loss, destruction, condemnation or liquidation of assets without value.

            "BA Documents" means, with respect to any Bankers' Acceptance, such documents and agreements as the Canadian Lenders may require in connection with the creation of such Bankers' Acceptance.

            "BA Revolving Obligations" means all obligations of the Canadian Borrower with respect to Bankers' Acceptances created under the Canadian Revolving Loan Commitment.

            "Bankers' Acceptance" means a bill of exchange (a) drawn by the Canadian Borrower under the Canadian Revolving Loan Commitment and accepted by a Canadian Lender, (b) denominated in Canadian dollars, and
      (c) issued and payable only in Canada.

            "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (b) any proceeding shall be instituted against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property including, but not limited to, an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against a Person and any such proceeding or petition remains unstayed and in effect for a period of 60 consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (d) such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

            "Base Rate Loans" means all Loans accruing interest at the U.S. Base Rate, the Canadian Prime Rate or the BNS U.S. Base Rate.

            "Base Rate Revolving Loans" means the Canadian Base Rate Revolving Loans and the U.S. Base Rate Revolving Loans.

            "BNS U.S. Base Rate" means the higher of (a) the Federal Funds Rate plus .5% or (b) the BNS U.S. Prime Rate; provided, however, that if, in the reasonable judgment of the Canadian Administrative Agent, the Federal Funds Rate cannot be determined then the BNS U.S. Prime Rate.

            "BNS U.S. Prime Rate" means, for any day, the fluctuating rate of interest publicly announced by the Canadian Administrative Agent as its "prime rate" or "reference rate" for loans made in U.S. dollars, which rate is not necessarily the best or lowest rate of interest offered for loans in U.S. dollars by the Canadian Administrative Agent.

            "Borrower" means either the U.S. Borrower or the Canadian
      Borrower.

            "Borrowers" means the U.S. Borrower and the Canadian Borrower.

            "Borrowers Obligations" means all payment obligations of the Borrowers to the Lenders, whenever arising, under the Loan Documents.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina or New York, New York or a day on which banking institutions located in Charlotte, North Carolina or New York, New York are authorized by law or other governmental actions to close; except that (a) in the case of Eurodollar Loans, a Business Day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank Eurodollar market and (b) in the case of Loans made or to be made by the Canadian Lenders, the term Business Day shall not include any day in which banking institutions in Toronto, Ontario are authorized by law or other governmental actions to close.

            "Canadian Administrative Agent" means The Bank of Nova Scotia.

            "Canadian Administrative Agent Fee Letter" means the letter agreement dated as of April 14, 1997 between the Canadian Borrower and the Canadian Administrative Agent, as amended, modified and replaced from time to time.

            "Canadian Base Rate Revolving Loans" means the Revolving Loans made by the Canadian Lenders accruing interest at either the Canadian Prime Rate or the BNS U.S. Base Rate, as applicable.

            "Canadian Borrower" means Shorewood Corporation of Canada Limited, an Ontario corporation.

            "Canadian Lenders" means The Bank of Nova Scotia, and such other Lenders having lending offices in Canada as may be added as a Canadian Lender in accordance with the terms of this Agreement.

            "Canadian Letter of Credit" means a Letter of Credit issued under the Canadian LOC Subfacility, as referenced in Section 2.11(a) plus Existing Canadian Letters of Credit.

            "Canadian LOC Obligations" means LOC Obligations relating to Canadian Letters of Credit.

            "Canadian LOC Subfacility" means the Letter of Credit subfacility established pursuant to Section 2.11.

            "Canadian Prime Rate" means, for any day, the greater of (a) the variable rate of interest per annum equal to the rate of interest determined by the Canadian Administrative Agent from time to time as its respective prime rate for Canadian dollar loans made by the Canadian Administrative Agent in Canada, being a variable per annum reference rate of interest adjusted automatically upon change by the Canadian Administrative Agent, and calculated on the basis of a year of 365 days and (b) the sum of (i) the rate per annum for a Canadian dollar bankers' acceptance having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto, Ontario time) on the date of determination, as reported by the Canadian Administrative Agent plus (ii) .625% per annum.

            "Canadian Revolving Loan Commitment" means $25,000,000 (U.S.) or its equivalent in Canadian dollars, as such amount may be reduced in accordance with Section 2.10 of this Agreement.

            "Canadian Revolving Loan Commitment Percentage" means, for each Canadian Lender, the percentage identified as its Canadian Revolving Loan Commitment Percentage opposite such Canadian Lender's name on Schedule 1.1(a) as such percentage may be modified by assignment in accordance with the terms of this Agreement.

            "Canadian Revolving Loans" means the revolving loans made by the Canadian Lenders to the Canadian Borrower and the U.S. Borrower pursuant to Section 2.4 of this Agreement.

            "Canadian Unused Revolving Commitment" means, for any period, the amount by which (a) the then applicable Canadian Revolving Loan Commitment exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Canadian Revolving Loans and BA Revolving Obligations and Canadian LOC Obligations.

            "Capital Expenditures" means any current expenditure by the Consolidated Shorewood Group for fixed or capital assets as reflected on the financial statement of the Consolidated Shorewood Group, as prepared in accordance with GAAP; provided, however, that (a) Capital Expenditures incurred in the purchase of ink blending systems pursuant to that certain Requirements & Cooperation Agreement, dated as of August 1, 1996, between the U.S. Borrower and Sun Chemical Corporation in an amount not to exceed, in the aggregate, $1,000,000, and (b) Capital Expenditures incurred in China in an amount not to exceed, in the aggregate, $36 million shall not, for the purposes of this Agreement, be considered to be Capital Expenditures.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Canada is pledged in support thereof) having maturities of not more than one year from the date of acquisition,
      (b) U.S. or Canadian dollar denominated time deposits and certificates of deposit of (i) any United States or Canadian commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition,
      (c) commercial paper and variable or fixed rate notes issued by, any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition and (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America or Canada in which a member of the Consolidated Shorewood Group shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

            "Change of Control" means the occurrence of any of the following events: (a) the acquisition, directly or indirectly, whether voluntarily or by operation of law, by any person

      (as such term in used in Section 13(d) of the Exchange Act), other than a Permitted Person (as defined below) of (i) beneficial ownership of more than 30% of the outstanding shares of common stock of the U.S. Borrower or
      (ii) all or substantially all of the assets of the U.S. Borrower; or (b) the replacement or resignation (other than by reason of death, illness or incapacity), within any two-year period, of a majority of the members of the Board of Directors of the U.S. Borrower (the "Board") or a change in the size of the Board, within any two-year period, which results in members of the Board who were in office at the beginning of such two-year period constituting less than a majority of the members of the Board (unless such replacement, resignation or change in size of the Board shall have been effected or initiated by a majority of the members of the Board in office at the beginning of such two-year period). As used herein, "Permitted Person" means (i) any Person which as of the Closing Date is an Affiliate of the U.S. Borrower as set forth on Schedule 6.15 hereof; (ii) Marc P. Shore and any member of Marc P. Shore's "immediate family" (as such term is defined in Rule 16A-1 promulgated under the Securities Exchange Act of 1934, as amended) and (iii) with respect to each Person described in clauses (i) and (ii) above, each Affiliate, heir, successor or estate of such Person.

            "Closing Date" means the date hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

            "Commitments" means the U.S. Revolving Loan Commitment, the Canadian Revolving Loan Commitment, the U.S. Term Loan Commitment and the Swing Line Loan Commitment.

            "Consolidated Shorewood Group" means the Borrowers and all of their Subsidiaries whether direct or indirect and whether now owned or hereafter acquired.

            "Current Assets" means, at any time, all items which, in accordance with GAAP, would be classified as current assets on a consolidated balance sheet of the Consolidated Shorewood Group.

            "Current Liabilities" means, at any time, all items which, in accordance with GAAP, would be classified as current liabilities on a consolidated balance sheet of the Consolidated Shorewood Group.

            "Debt Coverage Ratio" means, as measured at the end of each fiscal quarter of the U.S. Borrower, the ratio of (a) total Funded Debt of the Consolidated Shorewood Group, as determined in accordance with GAAP, to
      (b) EBITDA, as calculated for the four fiscal quarter period ending on such date.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" means, at any time, any Lender that, at such time, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement or (c) has been deemed insolvent or has become subject to a receiver, trustee or similar official.

            "EBITDA" means, for any period, an amount equal to the sum of (a) Net Income (excluding extraordinary gains or losses and non-cash cumulative effect adjustments) for such period, plus (b) an amount which, in the determination of Net Income for such period, has been deducted for
      (i) Interest Expense for such period, (ii) total Federal, state, local, provincial and foreign income and similar taxes of the Consolidated Shorewood Group for such period, (iii) total depreciation expenses of the Consolidated Shorewood Group for such period and (iv) total amortization expenses of the Consolidated Shorewood Group for such period, all as determined in accordance with GAAP.

            "Effective Date" means the date on which all of the conditions set forth in Section 5.1 hereof have been fulfilled or waived by the Lenders.

            "Environmental Laws" means any current or future Requirement of Law of any Governmental Authority applicable to members of the Consolidated Shorewood Group pertaining to (a) the protection of health, safety, and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., Ontario Water Resources Act, Canadian Environmental Protection Act, any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the U.S. Borrower within the meaning of
      Section 4001(a)(14) of ERISA, or is a member of a group which it includes the U.S. Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

            "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the U.S. Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) the termination of, or the appointment of a trustee to administer, any Plan pursuant to Section 4042 of ERISA; (f) the complete or partial withdrawal of the U.S. Borrower or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a Lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the application of Section 307 of ERISA.

            "Eurodollar Loans" means Loans accruing interest at the Adjusted Eurodollar Rate.

            "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including continuations and conversions), a per annum interest rate determined pursuant to the following formula:

            Eurodollar Rate =    London Interbank Offered Rate
                               -------------------------------------
                                 1 - Eurodollar Reserve Percentage

            "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Eurodollar Revolving Loans" means the Revolving Loans in U.S. Dollars made to the U.S. Borrower or the Canadian Borrower accruing interest at the Adjusted Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 9.1.

            "Existing Canadian Letters of Credit" means those Existing Letters of Credit identified as Canadian Letters of Credit on Schedule 1.1(b).

            "Existing Letters of Credit" means the Letters of Credit described by date, issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry set forth on Schedule 1.1(b).

            "Existing U.S. Letters of Credit" means those Existing Letters of Credit identified as U.S. Letters of Credit on Schedule 1.1(b).

            "Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on maturity.

            "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York, or if such rate is not released on any Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions, received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Statements" means such term as defined in Section 6.6.

            "Fixed Charge Ratio" means, as of the last day of any fiscal quarter, (a) the difference of: (i) EBITDA for the period of four consecutive fiscal quarters ending on such day minus (ii) Capital Expenditures for the period of four consecutive fiscal quarters ending on such day divided by (b) the sum of: (i) cash Interest Expense for the period of four fiscal quarters ending on such day plus (ii) cash dividends paid by the U.S. Borrower for the period of four consecutive fiscal quarters ending on such day plus (iii) all scheduled principal payments on long term Funded Debt of the Consolidated Shorewood Group for the period of four consecutive fiscal quarters beginning on such day.

            "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Consolidated Shorewood Group for borrowed money (other than purchase money Indebtedness (as distinguished from capital lease obligations) incurred in accordance with the terms of Section 8.1), (b) the principal portion of all obligations of the Consolidated Shorewood Group under capital leases (including capital leases incurred in accordance with the terms of Section 8.1), (c) all commercial letters of credit and the maximum or face amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of a member of the Consolidated Shorewood Group, including, without duplication, all unreimbursed draws thereunder, (d) all Guaranty Obligations of the Consolidated Shorewood Group with respect to Funded Debt of another Person, (e) all Funded Debt of another entity secured by a Lien on any property of the Consolidated Shorewood Group whether or not such Funded Debt has been assumed by a member of the Consolidated Shorewood Group, (f) all Funded Debt of any partnership or unincorporated joint venture to the extent a member of the Consolidated Shorewood Group is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of a member of the Consolidated Shorewood Group where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section
      1.2 hereof.

            "Government Acts" means such term as defined in Section 2.2(k)(i).

            "Governmental Authority" means any Federal, State, Provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantor" means each Person who executes a Guaranty Agreement (whether on the Closing Date or at any time thereafter).

            "Guaranty Agreements" means the Amended and Restated Guaranty Agreement executed by the U.S. Borrower with respect to the obligations of the Canadian Borrower, the Amended and Restated Guaranty Agreements executed by the applicable Guarantors with respect to the obligations of the U.S. Borrower and the Canadian Borrower and any future Guaranty Agreement executed in accordance with the terms of this Agreement, as each such Guaranty Agreement may be amended, modified or replaced from time to time.

            "Guaranty Obligations" of any Person means any obligations (other than (a) endorsements in the ordinary course of business of negotiable instruments for deposit or collection, (b) obligations arising under the Guaranty Agreements and (c) obligations arising under guaranties by a member of the Consolidated Shorewood Group of another member of the Consolidated Shorewood Group) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent to, (i) purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person with respect to Funded Debt, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
      (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
      by) any Lien on, or payable out of the proceeds of Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) capital leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP,
      (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (k) all other obligations which would be shown as a liability on the balance sheet of such Person and (l) the aggregate purchase price paid by third parties for the purchase of the accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture but only to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto; provided, however, Indebtedness shall not include (i) any accumulated provisions for deferred taxes or deferred credits reflected as a liability on the balance sheet of such Person, or
      (ii) any Indebtedness in respect of which moneys sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) have been deposited with a depositary, agency or trustee in trust for the payment thereof. Further, "Indebtedness" shall not include obligations relating to puts and calls for the purchase or sale of any class of stock or equity interest in the U.S. Borrower now or hereafter outstanding.

            "Interest Expense" means, for any period, all interest expense of the Consolidated Shorewood Group for such period, as determined in accordance with GAAP.

            "Interest Payment Date" means (a) as to all Loans, other than Eurodollar Loans, the last day of each month and (b) as to Eurodollar Loans, the last day of each applicable Interest Period; provided, that if the Interest Period for a Eurodollar Loan is greater than three months, then the Interest Payment Date shall be on the date three months from the beginning of the Interest Period and the last day of the applicable Interest Period and provided further that if an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of an Interest Period where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

            "Interest Period" means, with respect to Eurodollar Loans, a period of one, two, three or six month's duration, as the Borrowers may elect from time to time, commencing in each case, on the date of the borrowing (or continuation or conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Revolving Loans Maturity Date or the Term Loans Maturity Date, as the case may be, (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month and (d) with respect to the U.S. Term Loan, no Interest Period shall extend beyond the next date scheduled for a principal amortization payment on the U.S. Term Loan unless the portion of the U.S. Term Loan comprised of Base Rate Loans together with the portion of the U.S. Term Loan comprised of Eurodollar Loans with Interest Periods expiring before the date of such principal amortization payment is at least equal to the amount of such principal amortization payment.

            "Investment" means, with respect to any Person, (a) the acquisition (whether for cash, property, services, assumption of Indebtedness or securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of another Person, (b) any deposit with, or advance, loan or other extension of credit to, such other Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other investment in such other Person, including without limitation, any Guaranty Obligation for the benefit of such other Person.

            "Issuing Lender" means (i) as to the U.S. LOC Subfacility, NationsBank, N.A., or such other willing U.S. Lender which the U.S. Borrower may request and the Required Lenders agree and (ii) as to the Canadian LOC Subfacility, The Bank of Nova Scotia, or such other willing Canadian Lender which the Canadian Borrower may request and the Required Lenders agree.

            "Issuing Lender's Fee" shall have the meaning assigned to such term in Section 4.5.

            "Lenders" means U.S. Lenders and Canadian Lenders.

            "Letter of Credit" means (a) a Letter of Credit issued for the account of the U.S. Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced, (b) a Letter of Credit issued for the account of the Canadian Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.11 as such Letter of Credit may be amended, modified, extended, renewed or replaced and (c) any Existing Letters of Credit.

            "Letter of Credit Fee" shall have the meaning assigned to such term in Section 4.5.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority, hypothec or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement filed under the Uniform Commercial Code or Personal Property Security Act (Ontario) as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof.

            "Loan Documents" means this Agreement, the Revolving Credit Notes, the Swing Line Loan Note, the Term Notes, the Guaranty Agreements, the Stock Pledge Agreements, the LOC Documents, the BA Documents and all other documents and instruments executed or delivered in connection herewith.

            "Loans" means the Revolving Loans and the Term Loans.

            "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered thereunder, and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

            "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under all Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

            "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            "Material Adverse Effect" means a material adverse effect, after taking into account any applicable insurance (to the extent the provider of such insurance has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge same), on (a) the operations, financial condition, business or prospects of the Consolidated Shorewood Group taken as a whole, (b) the ability of
      (i) the U.S. Borrower to perform its material obligations under this Credit Agreement or any of the other Loan Documents, (ii) the Canadian Borrower to perform its material obligations under this Credit Agreement or any of the other Loan Documents, or (iii) the members of the Consolidated Shorewood Group, taken as a whole, to perform their material obligations under this Agreement or any of the other Loan Documents, or
      (c) the validity or enforceability of this Agreement, any of the other Loan Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

            "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means a Plan (other than a Multiemployer
      Plan) which the U.S. Borrower or any ERISA Affiliate and at least one other employer other than the U.S. Borrower or any ERISA Affiliate are contributing sponsors.

            "NationsBank" means NationsBank, N.A.

            "Net Income" means, for any period, the net income after taxes of the Consolidated Shorewood Group for such period, as determined in accordance with GAAP.

            "Net Proceeds" means all cash proceeds received in connection with an Asset Disposition, or in connection with the incurrence of debt, net of
      (a) the actual cash costs incurred in connection with and attributable to such Asset Disposition, or issuance of debt, (b) any tax liability attributable to such transaction and (c) with respect to an Asset Disposition, amounts applied to repayment of Indebtedness (other than Borrowers Obligations) secured by a Permitted Lien on a disposed asset.

            "Net Worth" means, at any time, the consolidated net stockholders' equity of the Consolidated Shorewood Group at such time as determined in accordance with GAAP.

            "Notes" means the Revolving Credit Notes, the Swing Line Loan Note and the Term Notes.

            "Notice of Continuation/Conversion" means a request by a Borrower to continue an existing Eurodollar Loan, convert a U.S. Base Rate Loan to a Eurodollar Loan, convert a Eurodollar Loan to a U.S. Base Rate Loan, convert a Canadian Base Rate Loan to a Bankers' Acceptance or convert a Bankers' Acceptance to a Canadian Base Rate Loan in the form of Exhibit 4.1.

            "Participation Interest" means the purchase of a participation in Letters of Credit or LOC Obligations pursuant to Section 2.2 or in Loans pursuant to Section 2.3(c) or Section 4.6.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereof.

            "Permitted Acquisitions" means Acquisitions that (a) are in a similar line of business as conducted by the Consolidated Shorewood Group as of the Closing Date, (b) do not exceed $20 million, in the aggregate, in cash (or other assets) consideration paid, the face amount of seller financing relating thereto and Indebtedness assumed (other than trade payables) in any one fiscal year of the Borrowers and (c) after giving effect to any such Permitted Acquisition, the Consolidated Shorewood Group is in compliance with the financial covenants set forth in Section 7.13.

            "Permitted Investments" means (a) cash and Cash Equivalents; (b) money market investment programs that invest exclusively in Cash Equivalents and that are classified as a current asset in accordance with GAAP and that are administered by broker-dealers reasonably acceptable to the Administrative Agent; (c) Investments of a Borrower into any of its Subsidiaries that guaranty the obligations of such Borrower under the Loan Documents; (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses incidental to carrying on the business of the Borrowers; (e) accounts receivable arising from the sale of goods and services in the ordinary course of business of the Borrowers; (f) stock or securities received in settlement of debts (created in the ordinary course of business) owing to a member of the Consolidated Shorewood Group; (g) Investments in Persons organized and existing in the United States or Canada, whether or not such Persons are wholly-owned upon consummation of such Investment, to the extent acquired by the issuance or exchange of common stock in the U.S. Borrower, (h) Investments in Persons organized and existing outside of the United States or Canada, whether or not such Persons are wholly-owned upon consummation of such Investment, in an aggregate amount at any time outstanding (on a cost basis) not to exceed an amount equal to the sum of $50 million plus an amount equal to 50% of cumulative Net Income earned subsequent to the fiscal quarter ending closest to April 30, 1997 (determined on a quarterly basis) minus an amount equal to 100% of cumulative Restricted Payments made since the date of this Agreement, and (i) other Investments not to exceed $15 million, in the aggregate, at any time outstanding (on a cost basis).

            "Permitted Liens" means (a) Liens in favor of the Lenders; (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established; (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, supplier's or vendor's and other like Liens provided that such Liens secure only amounts not yet due and payable or if overdue are being contested in good faith by appropriate actions or proceedings and adequate reserves have been established; (d) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs;
      (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not impairing, in any material respect, the use of such property for its intended purposes or interfering, in any material respect, with the ordinary conduct of business of the Consolidated Shorewood Group; (g) Liens securing purchase money indebtedness (it being understood for the purposes of this Agreement that conditional sales contracts shall constitute purchase money indebtedness) permitted by
      Section 8.1(d); (h) Liens existing on property or assets of a member of the Consolidated Shorewood Group as of the date of this Agreement and disclosed on Schedule 8.1 attached hereto; provided that the Liens set forth on Schedule 8.1 shall not extend to or secure any Indebtedness other than any such Indebtedness outstanding on the date hereof; (i) Liens granted by a Subsidiary of a Borrower to secure debt owing to such Borrower or to another member of the Consolidated Shorewood Group; (j) judgments and other similar Liens arising in connection with court proceedings; provided the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (k) Liens on specific plant, property or equipment financed with the proceeds of and relating to industrial development revenue bonds or other similar tax-advantaged financing assumed in connection with a Permitted Acquisition and (l) Liens (excluding blanket Liens on accounts, inventory, equipment or general intangibles) securing Indebtedness not in excess of $25,000 in any instance or $250,000 in the aggregate, at any time outstanding. Notwithstanding anything contained herein to the contrary, "Permitted Liens" shall not include any Lien on any Subsidiary or interest in a Person organized and domiciled in the Peoples Republic of China.

            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

            "Premium Packaging Business" means the business acquired pursuant to the Purchase Agreement.

            "Purchase Agreement" means that certain Purchase Agreement dated December 23, 1993 between Shorewood Acquisition Corp. of Delaware and Shorewood Paperboard Corporation Limited as purchasers and Paperboard Industries Corporation and Paperboard Industries, Inc. as sellers.

            "Regulation G, U or X" means Regulation G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

            "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitute at least 51% of the aggregate Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the U.S. Revolving Loan Commitment Percentage of such Lender multiplied times the U.S. Revolving Loan Commitments; plus (ii) the Canadian Revolving Loan Commitment Percentage of such Lender multiplied times the Canadian Revolving Loan Commitments; plus (iii) the U.S. Term Loan Commitment Percentage of such Lender multiplied times the principal amount of U.S. Term Loan outstanding at that time and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of outstanding Letters of Credit.

            "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to our binding upon such Person or to which any of its property is subject.

            "Restricted Payments" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock or other equity interest in the U.S. Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class to holders of that class, (b) any redemption, retirement, sinking fund or other similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest in the U.S. Borrower now or hereafter outstanding, and (c) obligations relating to puts and calls for the purchase or sale of any class of stock or equity interest in the U.S. Borrower now or hereafter outstanding.

            "Revolving Credit Notes" means the promissory notes of the Borrowers in favor of each Lender evidencing the Revolving Loans and substantially in the form of Exhibit 2.9, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

            "Revolving Loan Commitments" means the U.S. Revolving Loan Commitment and the Canadian Revolving Loan Commitment.

            "Revolving Loans" means the loans made pursuant to Section 2.1 and 2.4 hereof, which may be U.S. Revolving Loans and/or Canadian Revolving Loans.

            "Revolving Loans Maturity Date" means April 30, 2002.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and
      (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Stock Pledge Agreements" means the amended and restated pledge and security agreements executed and delivered by the U.S. Borrower, the Canadian Borrower, and such other members of the Consolidated Shorewood Group, as appropriate, whether on the Closing Date or in the future in accordance with the terms of this Agreement, as such Stock Pledge Agreements may be amended, modified, extended, renewed, restated or replaced from time to time.

            "Subsidiary" of any Person means (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of the capital stock of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries of such Person, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries of such Person has more than 50% of the equity interest at any time.

            "Swing Line Loan Commitment" means $2,000,000 (U.S.), as such amount may be reduced in accordance with Section 2.3.

            "Swing Line Loans" means the loans made by NationsBank to the U.S. Borrower pursuant to Section 2.3.

            "Swing Line Loan Note" means the promissory note of the U.S. Borrower in favor of NationsBank evidencing the Swing Line Loans and substantially in the form of Exhibit 2.3 hereto as such promissory note may be amended, modified, supplemented, or replaced from time to time.

            "Term Loans" means the U.S. Term Loan.

            "Term Loans Maturity Date" means April 30, 2002.

            "Term Notes" means the promissory notes of the Borrowers in favor of the Lenders evidencing the Term Loans and substantially in the form of
      Exhibit 3.5, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

            "Unused Fees" has the meaning set forth in Section 4.5.

            "U.S. Base Rate" means the higher of (a) the Federal Funds Rate plus .5% or (b) the U.S. Prime Rate; provided, however, that if in the reasonable judgment of the Administrative Agent the Federal Funds Rate cannot be determined then the U.S. Prime Rate.

            "U.S. Base Rate Loans" means any Loans accruing interest at the U.S. at the U.S. Base Rate or the BNS U.S. Base Rate.

            "U.S. Base Rate Revolving Loans" means the Revolving Loans made by the U.S. Lenders accruing interest at the U.S. Base Rate.

            "U.S. Borrower" means Shorewood Packaging Corporation, a Delaware corporation.

            "U.S. Lenders" means the Lenders identified as such on Schedule 1.1(a) and such other Lenders as may be added in accordance with the terms of this Agreement.

            "U.S. Letter of Credit" means a Letter of Credit issued under the U.S. LOC Subfacility, as referenced in Section 2.2(a) plus Existing U.S. Letters of Credit.

            "U.S. LOC Obligations" means LOC Obligations relating to U.S. Letters of Credit.

            "U.S. LOC Subfacility" means the Letter of Credit subfacility established pursuant to Section 2.2.

            "U.S. Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrowers and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the U.S. Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the U.S. Prime Rate is announced by the Administrative Agent. The U.S. Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

            "U.S. Revolving Loan Commitment" means $100,000,000 (U.S.) as such amount may be reduced in accordance with Section 2.10.

            "U.S. Revolving Loan Commitment Percentage" means, for each U.S. Lender, the percentage identified as its U.S. Revolving Loan Commitment Percentage opposite such U.S. Lender's name on Schedule 1.1(a), as such percentage may be modified by assignment in accordance with the terms of this Agreement.

            "U.S. Revolving Loans" means the revolving loans made by the U.S. Lenders to the U.S. Borrower pursuant to Section 2.1 of this Agreement.

            "U.S. Term Loan" means the term loan made by the U.S. Lenders to the U.S. Borrower pursuant to Section 3.1 of this Agreement.

            "U.S. Term Loan Commitment" means $75,000,000 (U.S.).

            "U.S. Term Loan Commitment Percentage" means, for each U.S. Lender, the percentage identified as its Term Loan Commitment Percentage opposite such U.S. Lender's name on Schedule 1.1(a), as such percentage may be modified by assignment in accordance with the terms of this Agreement.

            "U.S. Unused Revolving Commitment" means, for any period, the amount by which (a) the then applicable U.S. Revolving Loan Commitment exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all U.S.

      Revolving Loans plus the daily average balance of U.S. LOC Obligations for such period.

      1.2   Accounting Terms.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements under Section
7.1 (or prior to the delivery of the first financial statements under Section
7.1 used in the preparation of the financial statements described in Section 6.6); provided, however, if (a) the U.S. Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which no such objection shall have been made.

      The Borrowers shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 7.1 hereof
(a) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recent preceding annual or quarterly financial statements as to which no objection has been made in accordance with the paragraph above and (b) reasonable estimates of the difference between such statements arising as a consequence thereof.

      1.3   Computation of Time Periods and Other Definitional Provisions.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.


                                    SECTION 2

                               THE REVOLVING LOANS

      2.1   The U.S. Revolving Loans.

            (a) U.S. Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each U.S. Lender agrees, severally and not jointly, at any time and from time to time from the Effective Date to the Revolving Loans Maturity Date, to make revolving loans (each a "U.S. Revolving Loan" and collectively, the "U.S. Revolving Loans") in U.S. dollars to the U.S. Borrower; provided, however, that (i) the aggregate amount of U.S.

      Revolving Loans outstanding plus U.S. LOC Obligations outstanding plus Swing Line Loans outstanding at any one time may not exceed the U.S. Revolving Loan Commitment; (b) the aggregate amount of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding plus Swing Line Loans outstanding may not exceed $125,000,000 (U.S.); and (c) with regard to each individual U.S. Lender (other than NationsBank with respect to Swing Line Loans), the U.S. Lender's pro rata share of outstanding U.S. Revolving Loans plus U.S. LOC Obligations outstanding (plus, if applicable, such U.S. Lender's pro rata share of the Swing Line Loans) shall not exceed such U.S. Lender's U.S. Revolving Loan Commitment Percentage of the U.S. Revolving Loan Commitment. U.S. Revolving Loans may consist of U.S. Base Rate Revolving Loans or Eurodollar Revolving Loans (or a combination thereof) as the U.S. Borrower may request, and the U.S. Borrower may borrow, repay and reborrow in accordance with the terms hereof. All U.S. Revolving Loans advanced on the Effective Date shall be U.S. Base Rate Revolving Loans and thereafter may be converted to Eurodollar Revolving Loans in accordance with Section 4.1.

            (b)   Method of Borrowing for U.S. Revolving Loans.

                  (i) U.S. Base Rate Revolving Loans. By no later than 10:00
            a.m., Charlotte, North Carolina time, on the date of the request, the U.S. Borrower shall submit an Advance Request to the Administrative Agent setting forth the amount requested, the desire to have such Revolving Loan accrue interest at the U.S. Base Rate and complying in all respects with Section 5.2 hereof.

                  (ii) Eurodollar Revolving Loans. By no later than 10:00 a.m.,
            Charlotte, North Carolina time, three Business Days prior to the date of the requested Eurodollar Revolving Loan, the U.S. Borrower shall submit an Advance Request to the Administrative Agent setting forth the amount thereof, the desire to have such Revolving Loan accrue interest at the Adjusted Eurodollar Rate, the Interest Period applicable thereto and complying in all respects with Section 5.2 hereof.

      2.2   U.S. Letter of Credit Subfacility.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any member of the Consolidated Shorewood Group or conflict with any obligation of, or detract from any action which may be taken by, either Borrower or their Subsidiaries under this Agreement), the Issuing Lender shall from time to time upon request issue, in U.S. dollars, and the U.S. Lenders shall participate in, letters of credit (the "U.S. Letters of Credit") for the account of the U.S. Borrower or any of its Subsidiaries, from the Effective Date until the Revolving Loans Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of

      U.S. LOC Obligations shall not at any time exceed $15,000,000 (U.S.), (ii) the sum of the aggregate amount of U.S. LOC Obligations outstanding plus U.S. Revolving Loans outstanding plus Swing Line Loans outstanding shall not exceed the U.S. Revolving Loan Commitment, (iii) with respect to each individual U.S. Lender (other than NationsBank with respect to Swing Line Loans), the U.S. Lender's pro rata share of outstanding U.S. Revolving Loans plus its pro rata share of outstanding U.S. LOC Obligations plus its pro rata share of Swing Line Loans, if any, shall not exceed such U.S. Lender's Revolving Loan Commitment Percentage of the U.S. Revolving Loan Commitment and (iv) the sum of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus Swing Line Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding shall not exceed $125,000,000. The issuance and expiry date of each U.S. Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the U.S. Lenders, no U.S. Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Loans Maturity Date. Each U.S. Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the U.S. Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business. Each U.S. Letter of Credit shall comply with the related LOC Documents.

            (b) Notice and Reports. The request for the issuance of a U.S. Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

            (c)   Participations.

                        (i) On the Effective Date, each U.S. Lender shall automatically acquire a participation in the liability of the Issuing Lender under each Existing U.S. Letter of Credit in an amount equal to its U.S. Revolving Loan Commitment Percentage of such U.S. Existing Letters of Credit. Each U.S. Existing Letter of Credit shall be deemed for all purposes of this Agreement and the other Loan Documents to be a U.S. Letter of Credit.

                  (ii) Each U.S. Lender, upon issuance of a U.S. Letter of
            Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such U.S. Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its U.S. Revolving Loan Commitment Percentage of the obligations under such U.S. Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its U.S. Revolving Loan Commitment Percentage of the obligations arising under such U.S. Letter of Credit. Without limiting the scope and nature of each U.S. Lender's participation in any U.S. Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such U.S. Letter of Credit, each such U.S. Lender shall pay to the Issuing Lender its U.S. Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each U.S. Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the U.S. Borrower or any other member of the Consolidated Shorewood Group to reimburse the Issuing Lender under any U.S. Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any U.S. Letter of Credit, the Issuing Lender will promptly notify the U.S. Borrower. Unless the U.S. Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the U.S. Borrower shall be deemed to have requested a U.S. Revolving Loan at the U.S. Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The U.S. Borrower shall reimburse the Issuing Lender on the day of drawing under any U.S. Letter of Credit either with the proceeds of an U.S. Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the U.S. Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the U.S. Base Rate plus two percent (2%). Subject to Section 2.2(k)(v), the Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the U.S. Borrower may claim or have against the Issuing Lender, the Administrative Agent, the U.S. Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the U.S. Borrower or any other member of the Consolidated Shorewood Group to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the U.S. Lenders of the amount of any unreimbursed drawing and each U.S. Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such U.S. Lender's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such U.S. Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such U.S. Lender does not pay such amount to the Issuing Lender in full upon such request, such U.S. Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the U.S. Lender received the notice regarding the unreimbursed drawing until such U.S. Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each U.S. Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by an U.S. Lender to the Issuing Lender, such U.S. Lender shall, automatically and without any further action on the part of the Issuing Lender or such U.S. Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the U.S. Borrower and the other members of the Consolidated Shorewood Group with respect thereto.

            (e) Repayment with Revolving Loans. On any day on which the U.S. Borrower shall have requested, or been deemed to have requested, a U.S. Revolving Loan borrowing to reimburse a drawing under a U.S. Letter of Credit, the Administrative Agent shall give notice to the U.S. Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a U.S. Letter of Credit, in which case a U.S. Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all U.S. Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each U.S. Lender's respective U.S. Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such U.S. Lender hereby irrevocably agrees to make such U.S. Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of U.S. Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for U.S. Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the U.S. Borrower or any other member of the Consolidated Shorewood Group), then each such U.S. Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the U.S. Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding U.S. LOC Obligations; provided, further, that in the event any U.S. Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such U.S. Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, a U.S. Letter of Credit issued hereunder may contain a statement to the effect that such U.S. Letter of Credit is issued for the account of a Subsidiary of the U.S. Borrower; provided that notwithstanding such statement, the U.S. Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the U.S. Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

            (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the U.S. Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any U.S. Lender to recover from the Issuing Lender any amounts made available by such U.S. Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (j) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document, this Agreement shall govern.

            (k)   Indemnification of Issuing Lender.

                     (i) In addition to its other obligations under this
            Agreement, the U.S. Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any U.S. Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a U.S. Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                    (ii) As between the U.S. Borrower and the Issuing Lender,
            the U.S. Borrower shall assume all risks of the acts, omissions or misuse of any U.S. Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any U.S. Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any U.S. Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a U.S. Letter of Credit to comply fully with conditions required in order to draw upon a U.S. Letter of Credit;
            (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a U.S. Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                   (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any U.S. Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the U.S. Borrower or any other member of the Consolidated Shorewood Group. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the U.S. Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any U.S. Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                    (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the U.S. Borrower contained in this
            Section 2.2. The obligations of the U.S. Borrower under this subsection (k) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a U.S. Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                     (v) Notwithstanding anything to the contrary contained in
            this subsection (k), the U.S. Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the U.S. Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

      2.3   Swing Line Loan Subfacility.

            (a) Swing Line Loan Commitment. Subject to the terms and conditions set forth herein, NationsBank agrees to make revolving loans to the U.S. Borrower in U.S. dollars from time to time from the Effective Date to the Revolving Loans Maturity Date (each such loan, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided that (i) the aggregate amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Loan Commitment, (ii) the sum of the aggregate amount of Swing Line Loans outstanding plus the amount of U.S. Revolving Loans outstanding plus the U.S. LOC Obligations outstanding at any one time may not exceed the U.S. Revolving Loan Commitment and (iii) the aggregate amount of Swing Line Loans outstanding plus U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations may not exceed $125,000,000 (U.S.). The Swing Line Loan Commitment may be reduced or terminated by NationsBank, in its sole discretion, upon two Business Days' notice to the U.S. Borrower. Prior to the Revolving Loans Maturity Date, Swing Line Loans may be repaid and reborrowed by the U.S. Borrower in accordance with the provisions hereof. Upon the request of any U.S. Lender, NationsBank shall provide such U.S. Lender a schedule of Swing Line Loans then outstanding.

            (b) Method of Borrowing Swing Line Loans. By no later than 10:00 a.m., Charlotte, North Carolina time, on the date of the requested borrowing of Swing Line Loans, the U.S. Borrower shall submit an Advance Request to NationsBank in the form of Exhibit 2.3(b) setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan.

            (c) Payment and Participations of Swing Line Loans. The U.S. Borrower agrees to repay all Swing Line Loans then outstanding within one Business Day of demand therefor by NationsBank, which may be accomplished by requesting a U.S. Revolving

      Loan. In the event that the U.S. Borrower shall fail to repay any Swing Line Loan within three Business Days after demand therefor by NationsBank, and in any event upon (i) a request by NationsBank, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other U.S. Lender shall irrevocably and unconditionally purchase from NationsBank, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other U.S. Lender's U.S. Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 hereof are then satisfied, whether or not the U.S. Borrower has made an Advance Request and whether or not the Revolving Loan Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to NationsBank at the address provided in Section 11.1, or at such other address as NationsBank may designate, in lawful money of the United States of America and in immediately available funds. NationsBank agrees to notify each U.S. Lender that is obligated to purchase a participation in Swing Line Loans hereunder of the occurrence of any event described in clause (ii) or (iii) above promptly after NationsBank becomes aware thereof, but the failure to give such notice will not affect the obligation of any such U.S. Lender to purchase any such participation. If such amount is not in fact made available to NationsBank by any U.S. Lender, NationsBank shall be entitled to recover such amount on demand from such U.S. Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such U.S. Lender does not pay such amount forthwith upon NationsBank's demand therefor, and until such time as such U.S. Lender makes the required payment, NationsBank shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents other than those provisions requiring the other U.S. Lenders to purchase a participation therein. Further, such U.S. Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its Participation Interests therein) and any other amounts due to it hereunder to NationsBank to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such U.S. Lender failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise). Upon the purchase of a Participation Interest in respect of such Swing Line Loan by a U.S. Lender pursuant to this Section 2.3(c), the amount so funded shall become a U.S. Revolving Loan by the purchasing U.S. Lender hereunder and shall no longer be a Swing Line Loan. On the date that the U.S. Lenders are required to purchase participations in Swing Line Loans under this
      Section 2.3(c), NationsBank's pro rata share of such Swing Line Loans shall no longer be a Swing Line Loan hereunder but shall be a U.S. Revolving Loan.

            (d) Swing Line Note. The Swing Line Loans made by NationsBank shall be evidenced by a duly executed promissory note of the U.S. Borrower to NationsBank in the face amount of the Swing Line Committed Amount and in substantially the form of Exhibit 2.3.

      2.4   The Canadian Revolving Loans.

            (a) Canadian Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Canadian Lender agrees, severally and not jointly, at any time and from time to time from the Effective Date to the Revolving Loans Maturity Date, to make revolving loans (each a "Canadian Revolving Loan" and collectively, the "Canadian Revolving Loans") to the Canadian Borrower in Canadian dollars or U.S. Dollars and to the U.S. Borrower in U.S. dollars; provided, however, that (i) the aggregate amount of Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding plus Canadian LOC Obligations outstanding at any one time may not exceed the Canadian Revolving Loan Commitment; (ii) the aggregate amount of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding plus Swing Line Loans outstanding may not exceed $125,000,000 (U.S.); and (iii) with regard to each individual Canadian Lender, the Canadian Lender's pro rata share of Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding plus Canadian LOC Obligations outstanding shall not exceed such Canadian Lender's Canadian Revolving Loan Commitment Percentage of the Canadian Revolving Loan Commitment. Canadian Revolving Loans shall consist of Canadian Base Rate Revolving Loans or Eurodollar Revolving Loans as the Borrowers may request and the Borrowers may borrow, repay and reborrow in accordance with the terms hereof. All Canadian Revolving Loans advanced on the Effective Date shall be Canadian Base Rate Revolving Loans and may thereafter be converted to Eurodollar Revolving Loans or Bankers' Acceptances in accordance with Section 4.1.

            (b)   Method of Borrowing for Canadian Revolving Loans.

               (i) Canadian Base Rate Revolving Loans. By no later than 10:00
            a.m., Toronto, Ontario time, on the date of the request, the Canadian Borrower or the U.S. Borrower shall submit an Advance Request to the Canadian Administrative Agent setting forth the amount requested, the desire to have such Revolving Loan accrue interest at either (A) for the Canadian Borrower at the Canadian Prime Rate or (B) for the U.S. Borrower at the BNS U.S. Prime Rate and complying in all respects with Section 5.2 hereof.

              (ii) Eurodollar Revolving Loans. By no later than 10:00 a.m.,
            Toronto, Ontario time, three Business Days prior to the date of the requested Eurodollar Revolving Loan, the U.S. Borrower shall submit an Advance Request to the Canadian Administrative Agent setting forth the amount thereof, the desire to have such Revolving Loan accrue interest at the Adjusted Eurodollar Rate, the Interest Period applicable thereto and complying in all respects with Section 5.2 hereof.

      2.5   Bankers' Acceptances.

            (a) Issuance. Subject to the terms and conditions hereof and of the BA Documents, if any, executed in connection with the creation of each Banker's Acceptance and any other terms and conditions which the Canadian Lenders may reasonably require, (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any member of the Consolidated Shorewood Group or conflict with any obligation of, or detract from any action which may be taken by, either Borrower or their Subsidiaries under this Agreement) each Canadian Lender agrees, severally and not jointly, at any time and from time to time from the Effective Date to the Revolving Loans Maturity Date, to create Bankers' Acceptances by accepting drafts of the Canadian Borrower presented to it for acceptance equal to such Canadian Lender's Canadian Revolving Loan Commitment Percentage of such Bankers' Acceptances as the Canadian Borrower may request on such date; provided, however, that (i) the aggregate amount of Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding plus Canadian LOC Obligations outstanding may not exceed the Canadian Revolving Loan Commitment and (ii) the sum of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding plus Swing Line Loans outstanding shall not at any time exceed $125,000,000. Upon the acceptance of any draft of the Canadian Borrower pursuant hereto, the Canadian Borrower shall pay to each of the Canadian Lenders, in advance, the Acceptance Fee. Forthwith after each request for drawdown of, continuation of or conversion into Bankers' Acceptances, the Canadian Administrative Agent shall notify each Canadian Lender of the amount and denomination Bankers' Acceptances to be accepted by such Canadian Lender. The Canadian Lenders may, but are not obligated to, purchase any of the Bankers' Acceptances. The Canadian Borrower shall as soon as practical deliver to the Canadian Administrative Agent a notice confirming the issuance of Bankers' Acceptances and specifying the net proceeds derived therefrom. For greater certainty, with respect to each extension of credit by way of Bankers' Acceptance, each Bankers' Acceptance shall have the same term and, upon sale, each Bankers' Acceptance shall be discounted at the rate relating to the Canadian Lender accepting the Bankers' Acceptance.

            (b) Requirements of Bankers' Acceptances. Each Bankers' Acceptance shall comply with the related BA Documents and shall be executed by the Canadian Borrower and presented to the Canadian Lenders pursuant to such procedures as are provided for in such BA Documents or as otherwise provided or required by a Canadian Lender. The creation and maturity date of each Bankers' Acceptance shall be a Business Day and no Bankers' Acceptance shall have a maturity date later than the Revolving Loans Maturity Date or Term Loans Maturity Date, as the case may be.

            (c) Method of Requesting a Bankers' Acceptance. By no later than 10:00 a.m., Toronto, Ontario time, three Business Days prior to the date of the requested Bankers' Acceptance, the Canadian Borrower shall submit an Advance Request to the Canadian Administrative Agent setting forth the aggregate amount of Bankers' Acceptances requested and the maturity date of the requested Bankers' Acceptances which shall be 30, 60, 90 or 180 days, at the election of the Canadian Borrower, and complying in all respects with Section 5.2.

            (d) Safekeeping of Drafts. The Canadian Lenders agree that, in respect of the safekeeping of executed drafts of the Canadian Borrower which are delivered to them for acceptance hereunder, they shall exercise the same degree of care which the Canadian Lenders give to their own property, provided that the Canadian Lenders shall not be deemed to be insurers thereof.

            (e) Maturity/Continuations. The Canadian Borrower shall pay to the Canadian Administrative Agent, and there shall become due and payable, at 1:00 p.m. (Toronto, Ontario time) on the maturity date for each Bankers' Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Bankers' Acceptance (notwithstanding that any Canadian Lender which accepted any such Bankers' Acceptance may be the holder thereof at maturity); provided, however, that subject to Section 4.10(b) and provided that the Canadian Borrower has, by giving notice in accordance with Section 2.5(c) or 4.1, requested the Canadian Lenders to accept its drafts to replace all or a portion of outstanding Bankers' Acceptances as they mature, each Canadian Lender shall, on the maturity of such Bankers' Acceptances and concurrent with the payment by the Canadian Borrower to the Canadian Lenders of the Face Amount of such Bankers' Acceptances or the portion thereof to be replaced, accept the Canadian Borrower's draft or drafts having an aggregate Face Amount equal to its pro rata share of the aggregate Face Amount of the matured Bankers' Acceptances or the portion thereof to be replaced.

            (f) Repayments Prior to Maturity. Except as required by Section 4.4(b), no repayment of a Bankers' Acceptance shall be made by the Canadian Borrower to the Canadian Lenders prior to the maturity date thereof. Any such repayment required by Section 4.4(b) shall be made to the Canadian Administrative Agent and such monies shall be held by the Canadian Administrative Agent, in a cash collateral account hypothecated to the Canadian Administrative Agent, to be paid to the Canadian Lenders on the maturity date of the Bankers' Acceptances which have been accepted by it. The Canadian Borrower shall be entitled to the benefit of any interest accruing thereon, in each case, on the respective maturity date of each Bankers' Acceptance in respect of which repayment is made, and upon the maturity of each such Bankers' Acceptance the Canadian Lenders shall apply the interest thereon in payment of amounts owed by the Canadian Borrower hereunder. Any such payment by the Canadian Borrower to the Canadian Lenders shall satisfy the Canadian Borrower's obligations under the Bankers' Acceptance to which it relates and the Canadian Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

      2.6   Minimum Amounts.

      Each Revolving Loan shall be (a) in the case of Eurodollar Revolving Loans, in a minimum aggregate principal amount of the lesser of $3,000,000 or the remaining amount available to be borrowed with respect to the U.S. Revolving Loans or the Canadian Revolving Loans, as applicable, and (b) in the case of Base Rate Revolving Loans, in a minimum aggregate principal amount of the lesser of $1,000,000 or the remaining amount available to be borrowed with respect to the U.S. Revolving Loans or the Canadian Revolving Loans, as applicable. Any Revolving Loan requested shall be in an integral multiple of $1,000,000 unless the request is for all of the remaining amount available to be borrowed. Each Bankers' Acceptance shall be in a minimum aggregate amount of Cnd. $1,000,000 and in integral multiples of Cnd. $1,000,000 above such amount. Each Swing Line Loan shall be in a minimum aggregate principal amount of $100,000 and in integral multiples of $25,000 above such amount.

      2.7   Funding of Advances to Borrowers.

            (a) U.S. Revolving Loans. Upon receipt of an Advance Request requesting U.S. Revolving Loans, the Administrative Agent shall promptly inform the U.S. Lenders as to the terms thereof. Each U.S. Lender will make its pro rata share of each U.S. Revolving Loan available to the Administrative Agent by 1:00 p.m., Charlotte, North Carolina time, on the date specified in the Advance Request by deposit (in U.S. dollars) of immediately available funds at the offices of the Administrative Agent at the address provided in Section 11.1, or at such other address as the Administrative Agent may designate in writing. All U.S. Revolving Loans shall be made by the U.S. Lenders pro rata on the basis of each U.S. Lender's U.S. Revolving Loan Commitment Percentage. The amount of the U.S. Revolving Loans will then be made available to the U.S. Borrower by the Administrative Agent by crediting the account of the U.S. Borrower on the books of such office of the Administrative Agent to the extent of the amount of such U.S. Revolving Loans are made available to the Administrative Agent.

            (b) Canadian Revolving Loans. Upon receipt of an Advance Request requesting Canadian Revolving Loans, the Canadian Administrative Agent shall promptly inform the Canadian Lenders of the receipt thereof. Each Canadian Lender will make its pro rata share of each Canadian Revolving Loan available to the Canadian Administrative Agent by 1:00 p.m., Toronto, Ontario time on the date specified in the Advance Request by deposit (in Canadian dollars or U.S. dollars, as appropriate, if the request was made by the Canadian Borrower and in U.S. dollars if the request was made by the U.S. Borrower) of immediately available funds at the offices of the Canadian Administrative Agent at the address provided in Section 11.1. All Canadian Revolving Loans shall be made by the Canadian Lenders pro rata on the basis of each Canadian Lender's Canadian Revolving Loan Commitment Percentage. The amount of the Canadian Revolving Loans will then be made available to the Canadian Borrower or the U.S. Borrower, as applicable, by the Canadian Administrative Agent by crediting the account of the Canadian Borrower or the U.S. Borrower, as applicable, on the books of such office of the Canadian Administrative Agent to the extent of the amount of such Canadian Revolving Loans are made available to the Canadian Administrative Agent.

            (c)   Bankers' Acceptances.

               (i) Subject to subsection (ii) below, each Canadian Lender shall, not later than 1:00 p.m., Toronto, Ontario time, on the date of creation of the Bankers' Acceptances, accept drafts of the Canadian Borrower which are presented to it for acceptance in an amount equal to each Canadian Lender's Canadian Revolving

            Loan Commitment Percentage of the aggregate amount of Bankers' Acceptances created on such date. Subject to the provisions hereof, the Canadian Administrative Agent shall be responsible for making all necessary arrangements with each of the Canadian Lenders with respect to the stamping of Bankers' Acceptances.

              (ii) Subject to Section 4.10, in the sole judgment of a Canadian
            Lender, if such Canadian Lender is unable to create a Bankers' Acceptance in accordance with this Agreement, such Canadian Lender shall give an irrevocable notice to such effect to the Canadian Administrative Agent and the Canadian Borrower prior to 10:00 a.m., Toronto, Ontario time, on the date of the requested creation of the Bankers' Acceptances. If the Bankers' Acceptance was requested in connection with the Canadian Revolving Loan Commitment, such Canadian Lender shall make available to the Canadian Borrower prior to 1:00 p.m., Toronto, Ontario time, on the date of such requested Bankers' Acceptance a Canadian dollar loan in a principal amount equal to such Canadian Lender's pro rata share of the aggregate amount of Bankers' Acceptance to be created on such date, such loan to be funded in the same manner as the Bankers' Acceptances provided by the other Canadian Lenders. Such loan shall have the same term as the Bankers' Acceptance for which it is a substitute and shall bear such interest per annum throughout the term thereof as shall permit such Canadian Lender to obtain the same effective rate as if such Canadian Lender had accepted and purchased a Bankers' Acceptance at the same acceptance fee and pricing in which the Canadian Administrative Agent would have accepted and purchased on the bid side of the market, such Bankers' Acceptance at approximately 1:00 p.m., Toronto, Ontario time, on the date such loan is made. The Canadian Borrower hereby agrees that if such loan is made by a Canadian Lender interest shall be payable in advance on the date of such loan by deducting the interest payable in respect thereof from the principal amount of such loan.

            (d) Swing Line Loans. Upon receipt of an Advance Request requesting a Swing Line Loan, NationsBank shall fund such amount to the U.S. Borrower by 2:00 p.m., Charlotte, North Carolina time, on the date specified in the Advance Request by crediting the account of the U.S. Borrower on the books of NationsBank.

      The Canadian Administrative Agent shall promptly inform the Administrative Agent and the Administrative Agent shall promptly inform the Canadian Administrative Agent, by telecopy, of the funding of any Revolving Loan or the creation of Bankers' Acceptances and the terms thereof. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans or create Bankers' Acceptances hereunder; provided, however, that the failure of any Lender to fulfill its Commitment hereunder shall not relieve any other Lender of its Commitment hereunder. Unless the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall have been notified by any Lender prior to the date of any Revolving Loan advance that such Lender does not intend to make available to the

Administrative Agent or the Canadian Administrative Agent, as the case may be, its portion of the Revolving Loan advance to be made on such date, the Administrative Agent or the Canadian Administrative Agent, as the case may be, may assume that such Lender has made such amount available to the Administrative Agent or the Canadian Administrative Agent, as the case may be, on the date of such Revolving Loan advance, and the Administrative Agent or the Canadian Administrative Agent, as the case may be, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to a Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent or the Canadian Administrative Agent, as the case may be, the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's or, as the case may be, the Canadian Administrative Agent's demand therefor, the Administrative Agent or the Canadian Administrative Agent, as the case may be, will promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent or the Canadian Administrative Agent, as the case may be. The Administrative Agent or the Canadian Administrative Agent, as the case may be, shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent or the Canadian Administrative Agent, as the case may be, to such Borrower to the date such corresponding amount is recovered by the Administrative Agent or the Canadian Administrative Agent, as the case may be, at a per annum rate equal to the Federal Funds Rate.

      2.8   Term.

      The obligation of the Lenders to make Revolving Loans or create Bankers' Acceptances shall expire at the Administrative Agent's close of business in Charlotte, North Carolina on the Revolving Loans Maturity Date or such earlier date if the Commitments are terminated pursuant to Section 9.2. On the Revolving Loans Maturity Date, the entire outstanding principal balance of all amounts outstanding under the U.S. Revolving Loan Commitment and the Canadian Revolving Loan Commitment, together with accrued but unpaid interest and all other sums owing under this Agreement, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

      2.9   Revolving Notes.

      The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the applicable Borrower, dated as of the Closing Date, in an original principal amount equal to such Lender's U.S. Revolving Loan Commitment or Canadian Revolving Loan Commitment, as applicable, and substantially in the form of Exhibit 2.9.

      2.10  Reduction of Revolving Loan Commitments.

      Upon at least three Business Days' notice, (a) the Borrowers may, from time to time, permanently reduce the Canadian Revolving Loan Commitment in whole or in part; provided that, (i) such reduction must be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Canadian Revolving Loan Commitment to an amount less than the sum of Canadian Revolving Loans then outstanding plus BA Revolving Obligations then outstanding plus Canadian LOC

Obligations outstanding; and (b) the U.S. Borrower may from time to time permanently reduce the U.S. Revolving Loan Commitment in whole or in part; provided that, (i) such reduction must be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the U.S. Revolving Loan Commitment to an amount less than the sum of U.S. Revolving Loans then outstanding plus U.S. LOC Obligations then outstanding plus Swing Line Loans then outstanding. Notwithstanding anything above to the contrary, any permanent reduction of the Revolving Loan Commitments must be done on a basis such that both the Canadian Revolving Loan Commitment and the U.S. Revolving Loan Commitment reduce simultaneously on a pro rata basis.

      2.11  Canadian Letter of Credit Subfacility.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any member of the Consolidated Shorewood Group or conflict with any obligation of, or detract from any action which may be taken by, the Canadian Borrower or its Subsidiaries under this Agreement), the Issuing Lender shall from time to time upon request issue, in U.S. dollars or Canadian dollars, and the Canadian Lenders shall participate in, letters of credit (the "Canadian Letters of Credit") for the account of the Canadian Borrower or any of its Subsidiaries, from the Effective Date until the Revolving Loans Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of Canadian LOC Obligations shall not at any time exceed $5,000,000 (U.S.), (ii) the sum of the aggregate amount of Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding plus Canadian LOC Obligations outstanding shall not exceed the Canadian Revolving Loan Commitment, (iii) with respect to each individual Canadian Lender, the Canadian Lender's pro rata share of outstanding Canadian Revolving Loans plus its pro rata share of outstanding Canadian LOC Obligations plus its pro rata share of BA Revolving Obligations, if any, shall not exceed such Canadian Lender's Revolving Loan Commitment Percentage of the Canadian Revolving Loan Commitment and (iv) the sum of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus Swing Line Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding shall not exceed $125,000,000. The issuance and expiry date of each Canadian Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the Canadian Lenders, no Canadian Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Loans Maturity Date. Each Canadian Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Canadian Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Canadian Borrower or any of its Subsidiaries in the ordinary course of business. Each Canadian Letter of Credit shall comply with the related LOC Documents.

            (b) Notice and Reports. The request for the issuance of a Canadian Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

            (c)   Participations.

                        (i) On the Effective Date, each Canadian Lender shall
            automatically acquire a participation in the liability of the Issuing Lender under each Existing Canadian Letter of Credit in an amount equal to its Canadian Revolving Loan Commitment Percentage of such Existing Canadian Letters of Credit. Each Existing Canadian Letter of Credit shall be deemed for all purposes of this Agreement and the other Loan Documents to be a Canadian Letter of Credit.

                  (ii) Each Canadian Lender, upon issuance of a Canadian Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Canadian Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Canadian Revolving Loan Commitment Percentage of the obligations under such Canadian Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Canadian Revolving Loan Commitment Percentage of the obligations arising under such Canadian Letter of Credit. Without limiting the scope and nature of each Canadian Lender's participation in any Canadian Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Canadian Letter of Credit, each such Canadian Lender shall pay to the Issuing Lender its Canadian Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Canadian Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Canadian Borrower or any other member of the Consolidated Shorewood Group to reimburse the Issuing Lender under any Canadian Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Canadian Letter of Credit, the Issuing Lender will promptly notify the Canadian Borrower. Unless the

      Canadian Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Canadian Borrower shall be deemed to have requested a Canadian Revolving Loan at the Canadian Prime Rate or the BNS U.S. Prime Rate, as appropriate, in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Canadian Borrower shall reimburse the Issuing Lender on the day of drawing under any Canadian Letter of Credit either with the proceeds of an Canadian Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Canadian Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Canadian Prime Rate or the BNS U.S. Prime Rate, as appropriate, plus two percent (2%). Subject to Section 2.11(k)(v), the Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Canadian Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Canadian Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Canadian Borrower or any other member of the Consolidated Shorewood Group to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Canadian Lenders of the amount of any unreimbursed drawing and each Canadian Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in immediately available funds, the amount of such Canadian Lender's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Canadian Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Canadian Lender does not pay such amount to the Issuing Lender in full upon such request, such Canadian Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the Canadian Lender received the notice regarding the unreimbursed drawing until such Canadian Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Canadian Prime Rate or the BNS U.S. Prime Rate, as appropriate. Each Canadian Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by an Canadian Lender to the Issuing Lender, such Canadian Lender shall, automatically and without any further action on the part of the Issuing Lender or such Canadian Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Canadian Borrower and the other members of the Consolidated Shorewood Group with respect thereto.

            (e) Repayment with Revolving Loans. On any day on which the Canadian Borrower shall have requested, or been deemed to have requested, a Canadian Revolving Loan borrowing to reimburse a drawing under a Canadian Letter of Credit, the Administrative Agent shall give notice to the Canadian Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Canadian Letter of Credit, in which case a Canadian Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Canadian Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Canadian Lender's respective Canadian Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Canadian Lender hereby irrevocably agrees to make such Canadian Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Canadian Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Canadian Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Canadian Borrower or any other member of the Consolidated Shorewood Group), then each such Canadian Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Canadian Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding Canadian LOC Obligations; provided, further, that in the event any Canadian Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Canadian Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, a Canadian Letter of Credit issued hereunder may contain a statement to the effect that such Canadian Letter of Credit is issued for the account of a Subsidiary of the Canadian Borrower; provided that notwithstanding such statement, the Canadian Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Canadian

      Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

            (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Canadian Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section
      2.11 shall be deemed to prejudice the right of any Canadian Lender to recover from the Issuing Lender any amounts made available by such Canadian Lender to the Issuing Lender pursuant to this Section 2.11 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (j) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document, this Agreement shall govern.

            (k)   Indemnification of Issuing Lender.

                     (i) In addition to its other obligations under this
            Agreement, the Canadian Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Canadian Letter of Credit or
            (B) the failure of the Issuing Lender to honor a drawing under a Canadian Letter of Credit as a result of any Government Act.

                    (ii) As between the Canadian Borrower and the Issuing
            Lender, the Canadian Borrower shall assume all risks of the acts, omissions or misuse of any Canadian Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Canadian Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Canadian Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Canadian Letter of Credit to comply fully with conditions required in order to draw upon a Canadian Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Canadian Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                   (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Canadian Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Canadian Borrower or any other member of the Consolidated Shorewood Group. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Canadian Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Canadian Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                    (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the Canadian Borrower contained in this
            Section 2.11. The obligations of the Canadian Borrower under this subsection (k) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Canadian Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                    (v) Notwithstanding anything to the contrary contained in this subsection (k), the Canadian Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Canadian Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform

Commercial Code (as applicable), as determined by a court of competent jurisdiction.


                                    SECTION 3

                                 THE TERM LOANS

      3.1   U.S. Term Loan Commitment.

      Subject to the terms and conditions set forth herein, each U.S. Lender agrees severally and not jointly, on the Effective Date, to make a term loan (collectively, the "U.S. Term Loan") to the U.S. Borrower, in U.S. dollars, in an amount equal to each U.S. Lender's U.S. Term Loan Commitment Percentage of the U.S. Term Loan Commitment. Once repaid, the U.S. Term Loan cannot be reborrowed.

      3.2   [Intentionally Left Blank]

      3.3   Funding of Term Loan.

      On the Effective Date, each U.S. Lender will make its U.S. Term Loan Commitment Percentage of the U.S. Term Loan Commitment available to the Administrative Agent by deposit, in U.S. dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the U.S. Term Loan will then be made available to the U.S. Borrower by the Administrative Agent by crediting the account of the U.S. Borrower on the books of such office of the Administrative Agent, to the extent the amount of such U.S. Term Loan is made available to the Administrative Agent. On the Effective Date, all of the U.S. Term Loan shall accrue interest at the Eurodollar Rate. Thereafter, all or any portion of the U.S. Term Loan may be converted into Eurodollar Loans in accordance with the terms of Section 4.1.

      3.4   Scheduled Repayments.

      The U.S. Term Loan shall be due and payable in twenty equal quarterly principal installments of $3,090,000 each with the first such principal amortization payment due on July 31, 1997 and each remaining payment due on the last day of each fiscal quarter of the U.S. Borrower until the Term Loans Maturity Date at which time all remaining principal amounts owning under the U.S. Term Loan, if any, shall be due and payable in full.

      3.5   The Term Notes.

      The U.S. Term Loan made by each Lender shall be evidenced by a duly executed promissory notes of the applicable Borrower, dated as of the Closing Date, in an original principal amount equal to such Lender's U.S. Term Loan Commitment Percentage and substantially in the form of Exhibit 3.5 attached hereto.

                                    SECTION 4

         ADDITIONAL PROVISIONS REGARDING LOANS AND LETTERS OF CREDIT

      4.1   Continuations and Conversions.

            (a) U.S. Borrower. The U.S. Borrower shall have the option, on any Business Day, to continue an existing Eurodollar Revolving Loan into a subsequent Interest Period, to convert a Base Rate Loan into a Eurodollar Loan or to convert a Eurodollar Loan into a Base Rate Loan; provided, however, that (i) each such continuation must be requested by the U.S. Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 4.1, in compliance with the terms set forth below and (ii) except as provided in Section 4.11, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto; (iii) Eurodollar Loans may be continued and Base Rate Loans may be converted into Eurodollar Loans only if no Default or Event of Default is in existence on the date of continuation or conversion; and (iv) failure by the U.S. Borrower to properly continue a Eurodollar Loan at the end of an Interest Period shall be deemed a conversion to a Base Rate Loan. Each continuation or conversion must be requested by the U.S. Borrower no later than 10:00 a.m., Charlotte, North Carolina time, (A) on the date of a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date of a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Loans to be continued or converted are U.S. Revolving Loans, Canadian Revolving Loans or U.S. Term Loans, (y) whether the U.S. Borrower wishes to continue or convert such Loans and (z) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

            (b) Canadian Borrower. The Canadian Borrower shall have the option, on any Business Day, to convert a Base Rate Loan accruing interest at the Canadian Prime Rate into a Bankers' Acceptance, to continue a maturing Bankers' Acceptance in accordance with Section 2.5(c) or to convert a maturing Bankers' Acceptance into a Base Rate Loan; provided, however, (i) each such continuation or conversion must be requested by the Canadian Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 4.1, in compliance with the terms set forth below and (ii) the Canadian Borrower must comply with all the requirements of Section 2.5, and (iii) failure by the Canadian Borrower to properly continue a Bankers' Acceptance shall be deemed a conversion to a Base Rate Loan. Each continuation or conversion must be requested by the Canadian Borrower no later than 10:00 a.m., Toronto, Ontario time, (A) the date of a requested conversion of a Bankers' Acceptance to a Base Rate Loan or (B) three Business Days prior to the date of a requested continuation of a Bankers' Acceptance or conversion of a Base Rate Loan to a Bankers' Acceptance, in each case pursuant to a written Notice of Continuation/ Conversion submitted to the Canadian Administrative Agent which shall set forth (x) whether the Loans to be continued or converted are Canadian Revolving Loans, (y) whether the Canadian Borrower wishes to continue or convert such Loans and
      (z) if the request is to continue a Bankers' Acceptance or convert a Base Rate Loan to a Bankers' Acceptance, the maturity date applicable thereto.

      4.2   Interest.

            (a) Interest Rate. All Swing Line Loans shall accrue interest at the U.S. Base Rate. All U.S. Base Rate Revolving Loans and that portion of the U.S. Term Loan that is a Base Rate Loan shall accrue interest at the U.S. Base Rate. All Canadian Base Rate Revolving Loans made in Canadian dollars shall accrue interest at the Canadian Prime Rate payable in Canadian dollars. All Canadian Base Rate Revolving Loans made in U.S. dollars shall accrue interest at the BNS U.S. Prime Rate or the Adjusted Eurodollar Rate, as appropriate, payable in U.S. dollars. All Eurodollar Revolving Loans and that portion of the U.S. Term Loan that is a Eurodollar Loan shall accrue interest at the Adjusted Eurodollar Rate for the applicable Interest Period. Except for Canadian Base Rate Revolving Loans accruing interest at the Canadian Prime Rate for which interest shall accrue on the basis of a 365 or 366 day year, as the case may be, all interest is calculated for the actual days elapsed on the basis of a year consisting of 360 days.

            (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Loan Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the U.S. Base Rate plus two percent (2%) per annum).

            (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date; provided that Swing Line Loans shall also be due upon demand. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

            (d) Computation of Interest and Fees. Except as otherwise provided herein, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Each Borrower hereby acknowledges that the rate or rates of interest applicable to the Indebtedness may be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), at any time and from time to time, the yearly rate of interest to which any such interest at the rate or rates is equivalent provided in the Loan Documents, which is payable by the Canadian Borrower pursuant thereto, may be determined by multiplying the applicable rate of interest by the number of days in such calendar year and dividing such product by 360.

      4.3   Place and Manner of Payments.

      All payments of principal, interest and fees in connection with the Canadian Revolving Loans shall be made by the Borrowers to the Canadian Administrative Agent on the date due by 2:00 p.m., Toronto, Ontario time, (in Canadian dollars or U.S. Dollars, as applicable) in immediately available funds. All other payments of principal, interest, fees, expenses and other amounts to be made by the Borrowers under this Agreement (including, but not limited to, the U.S. Revolving Loans, the U.S. Term Loan and the Swing Line Loans) shall be received not later than 2:00 p.m., Charlotte, North Carolina time, on the date when due in U.S. Dollars and in immediately available funds, by the Administrative Agent (or in the case of Swing Line Loans, by NationsBank) at its offices at NationsBank Corporate Center, Charlotte, North Carolina. A Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, or the Canadian Administrative Agent as applicable, the Loans, Letters of Credit, Bankers' Acceptances, fees or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent, or the Canadian Administrative Agent as applicable, shall distribute such payment to the Lenders in the manner described in Section 4.6). The Canadian Administrative Agent shall inform the Administrative Agent and the Administrative Agent shall inform the Canadian Administrative Agent, by telecopy as of the first Business Day of each month, of all principal, interest or fees received from the Borrowers during the prior month, except for fees received pursuant to Section 4.5(c). The Administrative Agent or the Canadian Administrative Agent, as applicable, will distribute such payments to the applicable Lenders on the date of receipt if any such payment is received prior to 2:00 p.m. (Charlotte, North Carolina time or Toronto, Ontario time, as applicable); otherwise the Administrative Agent or the Canadian Administrative Agent, as applicable, will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

      4.4   Prepayments.

            (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Revolving Loans and the Term Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Day's prior written notice to the Administrative Agent or the Canadian Administrative Agent, as the case may be, and any prepayment of Eurodollar Loans will be subject to Section 4.14; (ii) that portion of the Canadian Revolving Loan Commitment subject to the creation of a Bankers' Acceptance may not be prepaid prior to the maturity of such Bankers' Acceptance; (iii) each such partial prepayment of Loans (other than Swing Line Loans) shall be in the minimum principal amount of $1,000,000; and (iv) any partial prepayment of Swing Line Loans shall be in a minimum aggregate principal amount of $25,000. Amounts prepaid hereunder shall be applied as the Borrowers may elect; provided, that (A) any voluntary prepayments on the Term Loans must be made first to accrued interest and then to remaining payments in the inverse order of maturity, (B) if the U.S. Borrower fails to specify a voluntary prepayment as to the U.S. Revolving Loans then such prepayment shall be applied first to U.S. Base Rate Revolving Loans and then to Eurodollar Revolving Loans in direct order of Interest Period maturities and (c) if the Canadian Borrower or the U.S. Borrower fails to specify a voluntary prepayment as to the Canadian Revolving Loan Commitment then such prepayments shall be applied first to Canadian Base Rate Revolving Loans and then to BA Revolving Obligations (as set forth in Section 2.5(f)) in direct order of maturities.

            (b)   Mandatory Prepayments.

                     (i) Revolving Loan Overadvance. If, at any time (A) the sum of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding plus Swing Line Loans outstanding exceeds $125 million; (B) the U.S. Revolving Loans outstanding plus the U.S. LOC Obligations outstanding plus the Swing Line Loans outstanding exceed the U.S. Revolving Loan Commitment; (C) the Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding plus Canadian LOC Obligations outstanding exceed the Canadian Revolving Loan Commitment; or (D) the Swing Line Loans outstanding exceed the Swing Line Loan Commitment, then the Borrowers (or the applicable Borrower) shall immediately make a payment in an amount equal to the deficiency. Payments made under
            (A) shall be applied first pro rata to U.S. Base Rate Revolving Loans and Canadian Base Rate Revolving Loans and then to Eurodollar Revolving Loans (pro rata between those made under the Canadian Revolving Loans and the U.S. Revolving Loans) in direct order of Interest Period maturities. Payments made under (B) shall be applied first to U.S. Base Rate Revolving Loans and then to Eurodollar Revolving Loans in direct order of Interest Period maturities. Payments made under (C) shall be applied first to Canadian Base Rate Revolving Loans then to Eurodollar Revolving Loans (pro rata between those made under the Canadian Revolving Loans and the U.S. Revolving Loans) in direct order of Interest Period maturities and finally to that portion of the Canadian Revolving Loan Commitment subject to the creation of Bankers' Acceptances in accordance with the terms of
            Section 2.5(f).

            For the purpose of determining compliance with this subsection (i), the amount outstanding in Canadian dollars under the Canadian Revolving Loans shall be converted to U.S. dollars based on an exchange rate (y) on the date of each Advance Request and Notice of Continuation/Conversion and (z) on the last day of each fiscal quarter, such determination to be made by the Canadian Administrative Agent in accordance with its normal practices.

                    (ii) Asset Sales. Immediately upon the receipt by any member of the Consolidated Shorewood Group of proceeds from any Asset Disposition, the Borrowers shall prepay the Borrowers Obligations (in the order provided in Section

            4.4(c) below) in an amount equal to the Net Proceeds of such Asset Disposition; provided, however, that (A) the Borrowers shall not be required to prepay the Borrowers Obligations with respect to the first $5,000,000 in any calendar year, in the aggregate, received by the Consolidated Shorewood Group from Asset Dispositions and (B) the Borrowers shall only be required to forward money received from an Asset Disposition, to prepay Borrowers Obligations under this Subsection (ii) , when the amount then received and held by the Borrowers from one or more Asset Dispositions is equal to or greater than $1,000,000 (for example, if the Net Proceeds received by the Borrowers from an Asset Disposition is less than $1,000,000, then the Borrowers may hold such funds until the aggregate amount of Net Proceeds received from Asset Dispositions, and not previously forwarded to the Lenders, is in excess of $1,000,000 and then all such funds must be forwarded to the Lenders).

                   (iii) Incurrences of Debt. Immediately upon receipt by any member of the Consolidated Shorewood Group of proceeds from any incurrence of debt (other than debt permitted by Section 8.1), the Borrowers shall prepay the Borrowers Obligations (in the order provided in Section 4.4(c) below) in an amount equal to the Net Proceeds of such issuance of debt.

            (c) Application of Certain Prepayments. All amounts required to prepay Borrowers Obligations pursuant to Section 4.4(ii) or (iii) above shall be applied to the U.S. Term Loan first to accrued interest and then to remaining payments in the inverse order of maturity and then to U.S. Revolving Loans and Canadian Revolving Loans on a pro rata basis (first to Base Rate Revolving Loans, then to Eurodollar Revolving Loans in direct order of maturities, then to the BA Revolving Obligations in accordance with Section 2.5(f) and then to Swing Line Loan). Prepayments on the Revolving Loans, the Bankers' Acceptances and the Swing Line Loans in accordance with this subsection shall immediately and permanently reduce the applicable Revolving Loan Commitment in an amount equal to such prepayment. All prepayments shall be subject to Section 4.14. Payments on Loans denominated in U.S. Dollars shall be made in U.S. dollars and payments on Loans denominated in Canadian dollars shall be made in Canadian dollars.

      4.5   Fees.

            (a) Unused Fees. In consideration of the Revolving Loan Commitments being made available by the Lenders hereunder, the Borrowers agree to pay
      (i) to the Administrative Agent, for the account of the U.S. Lenders, a per annum fee equal to the Applicable Percentage for the Unused Fees (calculated on the basis of the actual number of days elapsed in a 360 day year) on the U.S. Unused Revolving Commitment and (ii) to the Canadian Administrative Agent, for the account of the Canadian Lenders, a per annum fee equal to the Applicable Percentage for the Unused Fees (calculated on the basis of the actual number of days elapsed in a 360 day year) on the Canadian Unused Revolving Commitment (collectively, the "Unused Fees"). The accrued Unused Fees shall be due and payable quarterly in arrears on the 15th day of each February, May, August and November

      (as well as on the Revolving Loans Maturity Date and on any date that a Revolving Loan Commitment is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

            Notwithstanding anything above to the contrary, all U.S. Lenders (other than NationsBank) shall receive their Unused Fees with respect to the U.S. Unused Revolving Commitment as if no Swing Line Loans were outstanding during the period for calculation of such Unused Fee, and NationsBank shall receive a reduced Unused Fee with respect to the U.S. Unused Revolving Commitment resulting from Swing Line Loans outstanding during such period.

            (b)   Letter of Credit Fees.

                     (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the U.S. Borrower agrees to pay to each Issuing Lender in respect of U.S. Letters of Credit for the pro rata benefit of the U.S. Lenders (based on each U.S. Lender's U.S. Revolving Loan Commitment Percentage of the U.S. Revolving Loan Commitment) and, the Canadian Borrower agrees to pay to each Issuing Lender in respect of Canadian Letter of Credit for the pro rata benefit of the Canadian Lenders (based on each Canadian Lender's Canadian Revolving Loan Commitment Percentage of the Canadian Revolving Commitment), a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee (but in any event not less than $1,000 annually for any Letter of Credit) on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable quarterly in arrears on the last day of each fiscal quarter of the respective Borrower and on the Revolving Loans Maturity Date.

                    (ii) Issuing Lender Fees. In addition to the Letter of
            Credit Fees payable pursuant to subsection (i) above, each the Borrowers shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to one-fourth of one percent (.25%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid quarterly in arrears on the last day of each fiscal quarter of the respective Borrower (as well as on the Revolving Loans Maturity Date) and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

            (c) Administrative Fees. The U.S. Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the U.S. Borrower and the Administrative Agent in the Administrative Agent Fee Letter and the Canadian Borrower agrees to pay to the Canadian Administrative Agent, for its own account, an annual fee as agreed to between the Canadian Borrower and the Canadian Administrative Agent in the Canadian Administrative Agent Fee Letter.

      4.6   Pro Rata Treatment.

      Except to the extent otherwise provided herein:

            (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan (other than a Swing Line Loan), each payment of fees (other than the Issuing Lender Fees retained by each of the Issuing Lenders for its own account and the administrative fees retained by the Administrative Agent and the Canadian Administrative Agent for its own account), each reduction of the U.S. Revolving Loan Commitment or the Canadian Revolving Loan Commitment, and each conversion or continuation of any Loan (other than a Swing Line Loan), shall be allocated pro rata among the relevant Lenders in accordance with the respective U.S. Revolving Loan Commitment Percentages, Canadian Revolving Loan Commitment Percentages or U.S. Term Loan Commitment Percentages, as applicable, of such Lenders; it being understood that payments under the U.S. Revolving Loans shall be allocated pro rata among the U.S. Lenders, payments under the Canadian Revolving Loans shall be allocated pro rata among the Canadian Lenders, etc. (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent or the Canadian Administrative Agent, as applicable; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent or the Canadian Administrative Agent, as applicable, each Lender shall, upon the request of the Administrative Agent or the Canadian Administrative Agent, as applicable, repay to the Administrative Agent or the Canadian Administrative Agent, as applicable the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent or the Canadian Administrative Agent, as applicable until the date the Administrative Agent or the Canadian Administrative Agent, as applicable receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the U.S. Base Rate plus two percent (2%) per annum; and

            (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each U.S. Lender pro rata in accordance with its U.S. Lender Revolving Loan Commitment Percentage or to each Canadian Lender pro rata in accordance with its Canadian Lender Revolving Loan Commitment Percentage, as appropriate; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each

      Lender shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the U.S. Base Rate, the Canadian Prime Rate or the BNS U.S. Prime Rate, as appropriate, plus two percent (2%) per annum.

      4.7   Allocation of Payments After Event of Default.

      Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by an Agent or any Lender on account of amounts outstanding under any of the Loan Documents or in respect of the collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Loan Documents and any protective advances made by the Agents with respect to the collateral under or pursuant to the terms of the Stock Pledge Agreements;

            SECOND, to payment of any fees owed to an Agent or a Issuing
      Lender;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Loan Documents;

            FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

            FIFTH, to the payment of the outstanding principal amount of the Loans and to the payment or cash collateralization of the outstanding LOC Obligations and BA Revolving Obligations, pro rata, as set forth below;

            SIXTH, to all other obligations which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

            SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and BA Revolving Obligations held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and BA Revolving Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 4.7.

      4.8   Sharing of Payments.

      The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the U.S. Bankruptcy Code (or similar provision of the Canadian bankruptcy laws) or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other applicable Lenders a participation in such Loans, LOC Obligations, BA Revolving Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each applicable Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation, BA Revolving Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Agreement, if any Lender or an Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 4.8 to share in the benefits of any recovery on such secured claim.

      4.9   Capital Adequacy.

      If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrowers, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      4.10  Inability To Determine Interest Rate or Create Bankers'
Acceptances.

            (a) If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the U.S. Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the U.S. Borrower and the U.S. Lenders as soon as practicable thereafter, and will also give prompt written notice to the U.S. Borrower when such conditions no longer exist. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and
      (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the U.S. Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

            (b) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower absent manifest error, and notifies the Canadian Borrower and each of the Canadian Lenders that, by reason of circumstances affecting the money market (i) there is no market for Bankers' Acceptances; or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then,

                  (A) the right of the Canadian Borrower to request a borrowing by way of Bankers' Acceptances shall be suspended until the Canadian Administrative Agent determines in good faith that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

                  (B) any notice of requested Bankers' Acceptances which is
            outstanding shall be canceled and the Bankers' Acceptance requested therein shall not be made.

                  (C) The Canadian Administrative Agent shall promptly notify the Canadian Borrower of the suspension of the Canadian Borrower's right to request a Bankers' Acceptance and of the termination of any such suspension.

      4.11  Illegality.

      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the U.S. Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be suspended and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.14.

      4.12  Requirements of Law.

      If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

            (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Loans made by it or Bankers' Acceptances issued by it or its obligation to make or issue any of the foregoing, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 4.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

            (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the applicable interest or discount rate or fee hereunder; or

            (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit or issuing Bankers' Acceptances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through either of the Agents, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 4.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.12, it shall provide prompt notice thereof to the Borrowers, through the Administrative Agent, certifying (x) that one of the events described in this
Section 4.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 4.12 submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      4.13  Taxes.

            (a) Except as provided below in this Section 4.13, all payments made by the Borrowers under this Agreement, any Notes and any documents relating hereto shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, including interest, penalties and liabilities with respect thereto ("Taxes"), excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded Taxes, ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes or other documents relating thereto, (A) the Borrowers shall withhold and remit such Taxes to the relevant authority when and as due, (B) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes, including Non-Excluded Taxes in respect of additional amounts payable hereunder) interest or any such other amounts payable hereunder or under the Notes or any other document relating hereto at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrowers shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this
      Section 4.13 whenever any Non-Excluded Taxes are payable by the Borrowers, and (C) as promptly as possible thereafter the Borrowers shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing prompt payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify an Agent and any Lender for any incremental Taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Borrowers shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this subsection 4.13 over and above any obligation to withhold or deduct any amount with respect to such Non-Excluded Taxes that existed on the date the Lender changed such office, unless the Lender changed the office at the request of the Borrowers in which case the Borrower shall indemnify the Lender in respect of such increased amounts. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) (A) on or before the date of any payment by the U.S.
            Borrower under this Agreement or Notes to such Lender, deliver to the U.S. Borrower and the Administrative Agent (x) two duly completed copies of United States Internal

            Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                        (B) deliver to the U.S. Borrower and the Administrative
            Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Borrower; and

                        (C) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by the U.S. Borrower or the Administrative Agent; or

                    (ii) in the case of any such Lender that is not a "bank"
            within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the U.S. Borrower (for the benefit of the U.S. Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the U.S. Borrower, on or before the date of any payment by the U.S. Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the U.S. Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the U.S. Borrower or the Administrative Agent for filing and completing such forms), and
            (C) agree, to the extent legally entitled to do so, upon reasonable request by the U.S. Borrower, to provide to the U.S. Borrower (for the benefit of the U.S. Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes.

      Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the U.S. Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

            (c) If any such Taxes shall be or become applicable after the date of this Agreement to such payments by the Borrowers to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Borrowers' liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If the Borrowers are required to make any additional payment to a Lender pursuant to this Section 4.13, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse the Borrowers the amount of any such credit, relief, remission or repayment.

      4.14  Compensation.

      The Borrowers promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of a Eurodollar Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the present value of the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Such a certificate as to any amounts payable pursuant to this Section 4.14 submitted by a Lender, through the Administrative Agent to the Lenders, shall be conclusive and binding in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 5

                              CONDITIONS PRECEDENT

      5.1   Closing Conditions.

      The obligation of the Lenders to enter into this Agreement is subject to satisfaction of the following conditions (in form and substance acceptable to the Administrative Agent):

            (a) Executed Loan Documents. Receipt by the Administrative Agent of duly executed copies of (i) this Agreement; (ii) the Revolving Credit Notes; (iii) the Term Notes; (iv) the Swing Line Note; (v) the Guaranty Agreements; (vi) the Stock Pledge Agreements; and (vii) all other Loan Documents.

            (b) No Default; Representations and Warranties. As of the Closing Date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects.

            (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion, or opinions, in form and substance satisfactory to the Administrative Agent and the Canadian Administrative Agent, addressed to the Agents on behalf of the Lenders and dated as of the Closing Date, from legal counsel to the Consolidated Shorewood Group.

            (d) Corporate Documents. Receipt by the Administrative Agent of the following:

                     (i) Charter Documents. Copies of the articles or
            certificates of incorporation or other charter documents of each member of the Consolidated Shorewood Group that is a party to a Loan Document, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary as of the Closing Date to be true and correct.

                    (ii) Resolutions. Copies of resolutions of the Board of
            Directors of each member of the Consolidated Shorewood Group that is party to a Loan Document, approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                   (iii) Bylaws. A copy of the bylaws of each member of the
            Consolidated Shorewood Group that is a party to a Loan Document, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                    (iv) Good Standing. Copies of (i) certificates of good
            standing, existence or its equivalent with respect to each member of the Consolidated Shorewood Group that is a party to a Loan Document, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (ii) where available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

            (e) Stock Certificates and Powers. If not previously delivered to the Administrative Agent, (i) delivery of 100% of the stock of each Subsidiary of the U.S. Borrower domiciled in the United States and 66% of the stock of each Subsidiary of the U.S. Borrower domiciled outside of the United States (other than Subsidiaries domiciled in the Peoples Republic of China) to secure the obligations of the U.S. Borrower under the Loan Document and (ii) delivery of 100% of the stock of each Subsidiary of the Canadian Borrower to secure the obligations of the Canadian Borrower under the Loan Documents, along with duly executed stock powers, and such other documents and instruments as required by the Stock Pledge Agreements.

            (f) Personal Property Collateral. The Collateral Agent shall have received to the extent not previously received by the Administrative Agent, duly executed UCC or PPSA financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interest in the collateral;

            (g) No Material Adverse Effect. No event shall have occurred since February 1, 1997 that has had or could be reasonably expected to have a Material Adverse Effect.

            (h) Litigation. No litigation shall be pending or threatened which, in the reasonable determination of the Administrative Agent, would have or reasonably be expected to have a Material Adverse Effect.

            (i) Consent of Remaining Other Indebtedness. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the execution and delivery of the Loan Documents and the consummation of the transactions set forth therein.

            (j) Officer's Certificate. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the U.S. Borrower on behalf of the Consolidated Shorewood Group as of the Closing Date stating that (A) each member of the Consolidated Shorewood Group is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect a member of the Consolidated Shorewood Group or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (1) each member of the Consolidated Shorewood Group is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, and (4) the Consolidated Shorewood Group is in compliance with each of the financial covenants set forth in Section 7.13.

            (k) Fees and Expenses. All fees and expenses required to be paid under this Agreement shall have been paid in full.

            (l) Other. The receipt by the Administrative Agent of such other documents, agreements or information as reasonably requested by any Lender.



      5.2   Conditions to All Extensions of Credit.

      In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans or create Bankers' Acceptances nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

            (a) Notice. The applicable Borrower shall have delivered (i) in the case of any Loan or Bankers' Acceptance, an Advance Request, duly executed and completed, by the time specified in Sections 2.1, 2.3, 2.4 or 2.5, as appropriate and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2;

            (b) Representations and Warranties. The representations and warranties made by a member of the Consolidated Shorewood Group in any Loan Document are true and correct in all material respects at and as if made as of such date;

            (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

            (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect; and

            (e) Availability. Immediately after giving effect to the making of a Loan, the creation of a Bankers' Acceptance or the issuance of a Letter of Credit, as the case may be, the Borrowers shall be in compliance with
      Section 4.4(b)(i).

The delivery of each Advance Request and each request for a Letter of Credit shall constitute a representation and warranty by the applicable Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

      The Borrowers hereby represent and warrant to each Lender that:

      6.1   Organization and Good Standing.

      Each member of the Consolidated Shorewood Group domiciled in the United States is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. Each member of the Consolidated Shorewood Group domiciled in Canada is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, is duly qualified, licensed or registered to carry on its business in each jurisdiction where the failure to do so would have a Material Adverse Effect and has the corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

      6.2   Due Authorization.

     Each member of the Consolidated Shorewood Group (a) has the requisite corporate power and authority to execute, deliver and perform such of the Loan Documents to which it is a party and to incur the obligations herein and therein provided for, and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform such of the Loan Documents to which it is a party.

      6.3   No Conflicts.

      With respect to each member of the Consolidated Shorewood Group, neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (a) violate or conflict in any material respect with any material provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any material law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, or (d) result in or require the creation of any material Lien upon or with respect to its properties except in favor of the Lenders.

      6.4   Consents.

      No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party in respect of any member of the Consolidated Shorewood Group is required in connection with the execution, delivery or performance of this Agreement or any of the other Loan Documents other than those consents which have been obtained and copies of which have been delivered to the Administrative Agent.

      6.5   Enforceable Obligations.

      This Agreement and the other Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each member of the Consolidated Shorewood Group (with regard to each agreement or instrument to which it is a party) enforceable in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

      6.6   Financial Condition.

      The financial statements provided to the Lenders, consisting of (a) an audited consolidated balance sheet of the Consolidated Shorewood Group dated as of April 27, 1996, together with related consolidated statements of income, stockholders' equity and changes in financial position or cash flow for the 52 weeks then ended and (b) an unaudited consolidated and consolidating balance sheet of the Consolidated Shorewood Group dated as of February 1, 1997, together with related consolidated and consolidating statements of income, and consolidated statements of stockholders' equity and changes in financial position or cash flow for the 40 week period then ended, fairly represent the financial condition and business operations of the Consolidated Shorewood Group as of such respective dates (together, the "Financial Statements"); such financial statements were prepared in accordance with GAAP; and since the date of such financial statements there have occurred no changes or circumstances which have had or are reasonably likely to have a Material Adverse Effect.

      6.7   No Default.

      No Default or Event of Default presently exists.

      6.8   Liens.

      Except for Permitted Liens, each member of the Consolidated Shorewood Group has good and marketable title to all of its properties and assets free and clear of all Liens.

      6.9   Indebtedness.

      The Consolidated Shorewood Group has no Indebtedness (including without limitation guaranty, reimbursement or other contingent obligations) except (a) as disclosed in the Financial Statements referenced in Section 6.6, (b) as set forth in
Schedule 6.9, and (c) as otherwise permitted under the terms of this Agreement.

      6.10  Litigation.

      Except as disclosed in Schedule 6.10, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrowers threatened, against any member of the Consolidated Shorewood Group which, if adversely determined, would have or be reasonably likely to have a Material Adverse Effect.

      6.11  Material Agreements.

      No member of the Consolidated Shorewood Group is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound which default would have or be reasonably likely to have a Material Adverse Effect.

      6.12  Taxes.

      Each member of the Consolidated Shorewood Group has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) that are not yet delinquent or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Neither Borrower is aware of any proposed material tax assessments against it or any other member of the Consolidated Shorewood Group.

      6.13  Compliance with Law.

      Each member of the Consolidated Shorewood Group is in substantial and material compliance with all laws, rules, regulations, orders and decrees (including without limitation environmental laws) applicable to it, or to its properties.

      6.14  ERISA.

            (a) Except as would not reasonably be expected to have a Material Adverse Effect, during the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best of the Borrowers' or any ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan;

      (ii) no "accumulated funding deficiency," as such term is defined in
      Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan, Single Employer Plan and, to the best of the Borrowers' or any ERISA Affiliate's knowledge, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) Except as set forth in the Financial Statements, the actuarial present value of all "benefit liabilities" on a going concern basis, whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan .

            (c) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrowers nor any ERISA Affiliate has not incurred, or, to the best of the Borrowers' or any ERISA Affiliate's knowledge, is reasonably expected to incur, any withdrawal liability under ERISA with respect to any Multiemployer Plan or Multiple Employer Plan. Except as would not reasonably be expected to have a Material Adverse Effect, neither Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if such Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Borrowers' or any ERISA Affiliate's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrowers or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrowers or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) Except as set forth in the Financial Statements, the Borrowers and their ERISA Affiliates have no material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

            (f) All Canadian benefit plans and Canadian pension plans and any similar plans of the Canadian Borrower and its Subsidiaries are duly registered under the provisions of the Income Tax Act (Canada), have been administered in accordance with such statute and no event has occurred which would cause a loss of such registered status. All material obligations of the Canadian Borrower and its Subsidiaries (including fiduciary and funding obligations) under such plans required to be performed have been performed. There are no outstanding disputes concerning the assets held in the funding media for such plans. All contributions or premiums required to be made by the Canadian Borrower or its Subsidiaries to such plans have been made in a timely fashion in accordance with the terms of such plans and applicable laws. Each of such plans is fully funded and there exists no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans.

      6.15  Subsidiaries.

      Set forth in Schedule 6.15 is a complete and accurate list of all Affiliates and Subsidiaries of each member of the Consolidated Shorewood Group. Information on the attached Schedule 6.15 includes jurisdiction of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class owned (directly or indirectly) by the member of the Consolidated Shorewood Group, Subsidiary or Affiliate; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights.

      6.16  Ownership of Stock.

      The outstanding capital stock and other equity interests of all Subsidiaries of the Borrowers is validly issued, fully paid and non-assessable and is owned by the Borrowers, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Loan Documents).

      6.17  Use of Proceeds; Margin Stock.

      The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G.

      6.18  Government Regulation.

      No member of the Consolidated Shorewood Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, none of the Consolidated Shorewood Group is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (b) a "holding company," or a "Subsidiary company" of a

"holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of any member of the Consolidated Shorewood Group is a director, executive officer or principal shareholder of any Lender. For purposes hereof, the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) shall have the meanings ascribed to them in Regulation O issued by the Board of Governors of the Federal Reserve System.

      6.19  Hazardous Substances.

      Except as disclosed on Schedule 6.19 or except as would not reasonably be expected to have a Material Adverse Effect, to the Borrowers' knowledge without having undertaken any environmental audit, all real property owned or leased by the Consolidated Shorewood Group or on which the Consolidated Shorewood Group operate (the "Subject Property") is free from "hazardous substances" "contaminants" or "pollutants" or similar substances as defined in the applicable Environmental Laws in concentrations or amounts that require cleanup under any Environmental Laws; no portion of the Subject Property is subject to federal, provincial, state or local, complaint, investigation or, to the Borrowers' knowledge without having undertaken any environmental audit, liability under applicable Environmental Laws because of the presence of leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. Section 763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substance subject to regulation under the Environmental Laws; and the Consolidated Shorewood Group is in substantial compliance with all material Environmental Laws applicable in connection with the operation of their businesses; and neither Borrower knows of any complaint or investigation under Environmental Laws regarding real property which it or any other member of the Consolidated Shorewood Group owns or leases or on which it or any other member of the Consolidated Shorewood Group operates.

      6.20  Patents, Franchises, etc.

     Each member of the Consolidated Shorewood Group possesses all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Each member of the Consolidated Shorewood Group has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective property and to the conduct of its business.

     6.21   Solvency.

     Each member of the Consolidated Shorewood Group individually, and the Consolidated Shorewood Group as a whole, is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred hereunder, will be Solvent.

      6.22  Location of Assets.

     Set forth on Schedule 6.22 is the chief executive office of each member of the Consolidated


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
Shorewood Group and the location (city, county, state and country) of all assets of each member of the Consolidated Shorewood Group.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     Each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated that they will do or cause to be done the following:

      7.1   Information Covenants.

     The Borrowers will furnish, or cause to be furnished, to the Administrative Agent and each Lender:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Consolidated Shorewood Group, a consolidated balance sheet of the Consolidated Shorewood Group as at the end of such fiscal year together with related consolidated statements of income, shareholder's equity and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and audited by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Shorewood Group as a going concern. It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion of such accountants in form and substance as provided herein shall constitute an Event of Default hereunder.

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter, in which case 90 days after the end thereof) of each fiscal year of the Consolidated Shorewood Group, a consolidated and consolidating balance sheet and statement of income of the Consolidated Shorewood Group as at the end of such quarterly period together with related consolidated statements of retained earnings, shareholder's equity and of cash flows for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable form and detail acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the U.S. Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and (b) hereof, a certificate of the chief financial officer or chief accounting officer of the U.S. Borrower substantially in the form of Exhibit 7.1(c) to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the U.S. Borrower proposes to take with respect thereto. In addition, the Officer's Certificate shall demonstrate compliance with the financial covenants contained in Section 7.13 by calculation thereof as of the end of each such fiscal period (including, without limitation, calculation of the Debt Coverage Ratio for purposes of calculating the Applicable Percentage).

            (d) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to a member of the Consolidated Shorewood Group in connection with any annual, interim or special audit of the books of the Consolidated Shorewood Group.

            (e) SEC and Other Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Consolidated Shorewood Group shall send to its shareholders or to the holders of any other Indebtedness in their capacity as such holders and (ii) upon the request of the Administrative Agent, all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters relating to member of the Consolidated Shorewood Group.

            (f) Notices. Upon an executive officer of either Borrower obtaining knowledge thereof, such Borrower will give written notice to the Administrative Agent (i) immediately of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrowers propose to take with respect thereto, and (ii) promptly, but in any event within 5 Business Days, of the occurrence of any of the following with respect to the Consolidated Shorewood Group (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against a member of the Consolidated Shorewood Group which, if adversely determined, would have or be reasonably likely to have a Material Adverse Effect, (B) any levy of an attachment, execution or other process against the assets of a member of the Consolidated Shorewood Group having a value of $500,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of a member of the Consolidated Shorewood Group in excess of $500,000, (D) any development in the business or affairs of the Consolidated Shorewood Group which has resulted in, or which either Borrower reasonably believes may result in, a Material Adverse Effect, or (E) the institution of any proceedings against a member of the Consolidated Shorewood Group with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or be reasonably expected to have a Material Adverse Effect.

            (g) Annual Business Plan. At least 30 days prior to the end of each fiscal year, beginning with the fiscal year ending in 1998, an annual business plan of the Consolidated Shorewood Group containing, among other things, pro forma financial statements for the next fiscal year.

            (h) Environmental Update. Within 45 days after the end of each fiscal quarter (90 days after the end of the fourth fiscal quarter), a report from the Consolidated Shorewood Group identifying all material environmental issues and matters arising under applicable Environmental Laws concerning the Consolidated Shorewood Group or their properties of which the Borrowers are aware and what action the Consolidated Shorewood Group has been taking or plans to take to address or comply with same.

            (i) Compliance with Certain Covenants. At the time the Borrowers deliver the financial statements required by Section 7.1(b), the Consolidated Shorewood Group shall deliver a certificate, in the form of
      Exhibit 7.1(i) attached hereto, containing information regarding expenditures made by the Consolidated Shorewood Group as to Investments, Acquisitions, Capital Expenditures and Restricted Payments during the prior fiscal quarter.

            (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Shorewood Group as the Administrative Agent or the Lenders may reasonably request.

      7.2   Preservation of Existence and Franchises.

      Each Borrower will do all things necessary to preserve and keep (and will cause each other member of the Consolidated Shorewood Group to keep) in full force and effect its existence, rights, franchises and authority.

      7.3   Books and Records.

      The U.S. Borrower will keep (and will cause each other member of the Consolidated Shorewood Group domiciled in the United States to keep) complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP. The Canadian Borrower will keep (and cause each other member of the Consolidated Shorewood Group domiciled in Canada to keep) complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applicable in Canada.

      7.4   Compliance with Law.

      Each Borrower will comply (and will cause each other member of the Consolidated

Shorewood Group to comply) with all material laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable Governmental Authorities applicable to it (and to each other member of the Consolidated Shorewood Group), including applicable Environmental Laws if noncompliance would have or be reasonably likely to have a Material Adverse Effect.

      7.5   Payment of Taxes and Other Indebtedness.

      Each Borrower will pay and discharge (and cause each other member of the Consolidated Shorewood Group to pay and discharge) (a) all material taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any of its or their properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its or their properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that there is no requirement to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) shall give rise to an immediate right to foreclosure on a Lien securing such amounts or (ii) otherwise would have a Material Adverse Effect.

      7.6   Insurance.

      Each Borrower will maintain (and will cause each member of the Consolidated Shorewood Group to maintain) at all times in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice unless higher limits or other types of coverage are required by the terms of the other Loan Documents or are otherwise reasonably required by the Lender. The present coverage of the Consolidated Shorewood Group is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6 hereto and is acceptable to the Lenders as of the Closing Date.

      7.7   Maintenance of Property.

      Each Borrower will maintain and preserve (and cause each other member of the Consolidated Shorewood Group to maintain and preserve) its properties and equipment used or necessary in its business (in whomsoever's possession as they may be) in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      7.8   Performance of Obligations.

      Each Borrower will perform (and cause each other member of the Consolidated Shorewood

Group to perform) in all material respects all of its obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

      7.9   ERISA.

      Upon the U.S. Borrower or any ERISA Affiliate obtaining knowledge thereof, the U.S. Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (a) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a ERISA Event; (b) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the U.S. Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (c) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the U.S. Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (d) any change in the funding status of any Plan that could have or be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the U.S. Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the U.S. Borrower or any ERISA Affiliate with respect thereto. Promptly upon request, the U.S. Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

All Canadian benefit plans and Canadian pension plans and any similar plans applicable to the Canadian Borrower and its Subsidiaries will be duly registered under the provisions of the Income Tax Act (Canada), will be administered in accordance with such statute and no event will be allowed to occur which would cause a loss of such registered status. All material obligations of the Canadian Borrower and its Subsidiaries (including fiduciary and funding obligations) required to be performed in connection with such plans and the funding media therefor will be performed. There will be no outstanding disputes concerning the assets held in the funding media for such plans. All contributions or premiums required to be made by the Canadian Borrower or its Subsidiaries to such plans will be made in a timely fashion in accordance with the terms of such plans and applicable laws. Each of such plans will be fully funded and no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans will be allowed to exist.

      7.10  Use of Proceeds.

      The proceeds of the Loans hereunder will be used solely for (a) repayment of all amounts owning under the Existing Credit Agreement and (b) for general corporate and working capital purposes of each Borrower in the ordinary course of business and
(c) as otherwise permitted under this Agreement.

      7.11  Additional Subsidiaries.

      Promptly, or in any event within 30 days, upon any Person becoming a Subsidiary of a Borrower or any other member of the Consolidated Shorewood Group, the Borrowers shall so notify the Administrative Agent and the Canadian Administrative Agent and shall, (a) in the case of a Person organized and domiciled in the United States cause (i) such Person to execute a Guaranty Agreement in substantially the same form as the Guaranty Agreements executed by the other Guarantors organized and domiciled in the United States and (ii) 100% of the stock of such Person to be pledged to the Lenders pursuant to a Stock Pledge Agreement similar to those executed by other Guarantors organized and domiciled in the United States, (b) in the case of a Person organized and domiciled in Canada cause (i) such Person to execute a Guaranty Agreement in substantially the same form as the Guaranty Agreements executed by the other similar situated Guarantors organized and domiciled in Canada (i.e., depending upon whether such Person is a first tier Subsidiary or a lower tier Subsidiary) and (ii) the stock of such Person to be pledged to the Lenders in substantially the same way and the same amount as other similar situated Guarantors organized and domiciled in Canada and (c) in the case of a Person organized and domiciled outside of the United States or Canada (other than a Person domiciled in the Peoples Republic of China), cause 66% of the stock of such Person to be pledged to the Lenders in a manner reasonably acceptable to the Agent.

      7.12  Audits/Inspections.

      Upon reasonable notice and during normal business hours, each Borrower will permit (and will cause each member of the Consolidated Shorewood Group to permit) representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect any member of the Consolidated Shorewood Group's property, including its books of account and other books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of each member of the Consolidated Shorewood Group.

      7.13  Financial Covenants.

            (a) Current Ratio. At any time, the ratio of Current Assets to Current Liabilities shall be greater than or equal to 1.10 to 1.0.

            (b)   Fixed Charge Ratio.

                     (i) The Fixed Charge Ratio, as of the end of the fiscal
            quarter
            ending closest to April 30, 1997 and as of the end of each fiscal quarter thereafter through and including the fiscal quarter ending closest to April 30, 1999, shall be greater than or equal to 1.25 to 1.0; and

                    (ii) The Fixed Charge Ratio, as of the end of the fiscal
            quarter ending closest to July 31, 1999 and as of the end of each fiscal quarter thereafter, shall be greater than or equal to 1.50 to 1.0.

            (c) Net Worth. The consolidated Net Worth of the Consolidated Shorewood Group shall be greater than or equal to:

                     (i)      $75,000,000, plus

                    (ii) an amount, determined at the end of each fiscal
            quarter, commencing with the quarterly fiscal period ending closest to April 30, 1997, equal to 50% of Net Income earned by the Consolidated Shorewood Group (with no reductions for any losses incurred during any fiscal quarter).

            (d)   Debt Coverage Ratio.

                     (i) The Debt Coverage Ratio, as of the end of the fiscal
            quarter ending closest to April 30, 1997 and as of the end of each fiscal quarter thereafter through and including the fiscal quarter ending closest to April 30, 1999, shall be less than or equal to 3.0 to 1.0; and

                    (ii) The Debt Coverage Ratio, as of the end of the fiscal
            quarter ending closest to July 31, 1999 and as of the end of each fiscal quarter thereafter, shall be less than or equal to 2.5 to 1.0.


                                    SECTION 8

                               NEGATIVE COVENANTS

      Each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated that it will do or cause to be done the following:

      8.1   Indebtedness.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Agreement and the other Loan Documents;

            (b) Indebtedness existing as of the Closing Date as referenced in
      Section 6.9 (and renewals, refinancings or extensions thereof on terms and conditions substantially the same as such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

            (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

            (d) purchase money Indebtedness (including capital leases) incurred by the Consolidated Shorewood Group to finance the purchase of fixed assets; provided that (i) the total of all such Indebtedness for all of the Consolidated Shorewood Group taken together shall not exceed an aggregate principal amount of $15,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection (b) above);
      (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (e) Indebtedness owing from the U.S. Borrower to its Subsidiaries domiciled in the United States or from such Subsidiaries in the United States to the U.S. Borrower;

            (f) Indebtedness owing from the Canadian Borrower to its Subsidiaries domiciled in Canada or from such Subsidiaries in Canada to the Canadian Borrower;

            (g) Indebtedness in the form of loans or advances owing by Subsidiaries or Affiliates organized and existing outside of the United States or Canada to members of the Consolidated Shorewood Group (subject to the limitations of Section 8.10 by the member of the Consolidated Shorewood Group making the loan or advance);

            (h) Indebtedness assumed in connection with a Permitted Acquisition; and

            (i) other unsecured Indebtedness of the U.S. Borrower of up to $3,000,000 in the aggregate at any time outstanding.

      8.2   Liens.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

      8.3   Nature of Business.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood

Group to) substantively alter the character of its business from that conducted as of the Closing Date.

      8.4   Consolidation or Merger.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) enter into any transaction of merger or consolidation or dissolve, liquidate, or wind up its affairs other than the following:

            (a) the merger or consolidation of a Subsidiary of a Borrower into such Borrower or into a member of the Consolidated Shorewood Group; provided that if such merger involves a Borrower such Borrower shall be the surviving entity, or

            (b) the merger or consolidation of any Person who is not a member of the Consolidated Shorewood Group into a member of the Consolidated Shorewood Group, provided that the member of the Consolidated Shorewood Group shall be the surviving corporation, and management and control of the member of the Consolidated Shorewood Group shall remain substantially unchanged and no Default or Event of Default shall exist either immediately prior to or after giving effect to such merger, and the Board of Directors of the company which is the subject of the acquisition or merger shall have approved the acquisition or merger.

      8.5   Sale or Lease of Assets.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Guarantor of any or all of its assets to a Borrower or to another Guarantor; (c) obsolete, slow-moving, idle or worn-out assets (including inventory) no longer used or useful in its business, (d) the transfer of assets which constitute a Permitted Investment, (e) the termination, liquidation or winding down of non-performing, obsolete or redundant businesses, facilities or operations, (f) the sale of Permitted Investments or interests therein, (g) sales and transfers described in clauses (b) and (c) of the definition of "Asset Disposition", and (h) other sales and dispositions to the extent the net proceeds thereof are used solely to make payment on the Loans and obligations hereunder and a permanent reduction in the Commitments hereunder of a like amount.

      8.6   Acquisitions.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) make any Acquisitions other than Permitted Acquisitions.

      8.7   Transactions with Affiliates.

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

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate except upon terms and conditions no less favorable than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

      8.8   Ownership of Subsidiaries.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of their Subsidiaries, except to members of the Consolidated Shorewood Group or except as permitted by Section 8.5(f).

      8.9   Fiscal Year.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) change its fiscal year without the prior written consent of the Required Lenders, which consent shall not be unreasonably denied or delayed, with appropriate modification of the financial covenants to give effect to the partial year resulting therefrom.

      8.10  Investments.

      The Borrowers will not (nor will they permit any member of the Consolidated Shorewood Group to) make any Investments except for Permitted Investments.

      8.11  Restricted Payments.

      The U.S. Borrower will not declare or make any Restricted Payment if as a result of such payment the aggregate amount of all Restricted Payments made from the date of this Agreement would exceed the sum of $50 million plus an amount equal to 50% of cumulative Net Income earned subsequent to the fiscal quarter ending closest to April 30, 1997 (determined on a quarterly basis) minus the aggregate amount of Investments (determined on a cost basis) outstanding at that time of the type described in clause (h) of the definition of "Permitted Investments".


                                  SECTION 9

                              EVENTS OF DEFAULT

      9.1   Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

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

            (a) Payment. Either Borrower shall default in the payment when due of any principal or within three days of when due of any interest, fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith;

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any member of the Consolidated Shorewood Group herein, in any of the Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made;

            (c) Covenants. Any member of the Consolidated Shorewood Group shall

                  (i) default in the due performance or observance of any term condition or agreement contained in Section 7.1(f)(i), 7.13 or 8.1 through 8.11, inclusive (except in the case of negative covenants contained in Sections 8.1 through 8.11, those Defaults which may occur or arise other than on account of or by affirmative or intentional act by a member of the Consolidated Shorewood Group or event or condition which members of the Consolidated Shorewood Group shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (ii) hereof), or

                  (ii) default in the due performance or observance of any term, covenant or agreement (other than those referred to in subsections
            (a), (b) or (c)(i) of this Section 9.1) contained in this Agreement and such default shall continue unremedied for a period of 30 Business Days after the earlier of a member of the Consolidated Shorewood Group becoming aware of such default or notice thereof given by the Administrative Agent;

            (d) Other Loan Documents. (i) Any member of the Consolidated Shorewood Group shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents (subject to applicable grace or cure periods, if any), or (ii) any Loan Document shall fail to be in full force and effect or to give an Agent and/or the Lenders the rights, powers and privileges purported to be created thereby;

            (e) Guaranties. Any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under a Guaranty Agreement;

            (f) Bankruptcy, etc. The occurrence of any Bankruptcy Event with respect to a member of the Consolidated Shorewood Group;

            (g) Defaults under Other Agreements. With respect to any Funded Debt in excess of $3,000,000 (other than Funded Debt outstanding under this Agreement), (i) a member of the Consolidated Shorewood Group shall (A) default in any payment (beyond

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

      the applicable grace period with respect thereto, if any) with respect to any such Funded Debt, or (B) default in the observance or performance relating to such Funded Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Funded Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Funded Debt to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

            (h) Judgments. One or more judgments or decrees shall be entered against a member of the Consolidated Shorewood Group involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

            (i) ERISA. The occurrence of any of the following events or conditions, if the result could have or be reasonably expected to have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the U.S. Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (1) the termination of such Plan for purposes of Title IV of ERISA, or (2) the U.S. Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (D) any prohibited transaction (within the meaning of
      Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the U.S. Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the U.S. Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (j)   Ownership.  There shall occur a Change of Control.

      9.2   Acceleration; Remedies.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrowers,

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

take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any member of the Consolidated Shorewood Group, except as otherwise specifically provided for herein:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

            (c) Cash Collateral. Direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

            (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, the Guaranty Agreements and the Stock Pledge Agreements, and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders which notice or other action is expressly waived by the Borrowers.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued and unpaid interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agents or the Lenders, which notice or other action is expressly waived by the Borrowers.


                                  SECTION 10

                              AGENCY PROVISIONS

      10.1  Appointment.

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

      Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent and The Bank of Nova Scotia as Canadian Administrative Agent to act as specified herein and the other Loan Documents, and each such Lender hereby authorizes the Agents as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Lenders and none of the members of the Consolidated Shorewood Group shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agents shall act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any other member of the Consolidated Shorewood Group.

      10.2  Delegation of Duties.

      The Agents may execute any of their respective duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected with reasonable care.

      10.3  Exculpatory Provisions.

      Each of the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the member of the Consolidated Shorewood Group contained herein or in any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of either of the Borrowers to perform its obligations hereunder or thereunder. An Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrowers or any member of the Consolidated Shorewood Group in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Consolidated Shorewood Group to an Agent or any Lender or be required to ascertain or

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

inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Consolidated Shorewood Group. The Agents are not trustees for the Lenders and owe no fiduciary duty of the Lenders.

      10.4  Reliance on Communications.

      The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of the other member of the Consolidated Shorewood Group, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Agents may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the appropriate Agent in accordance with Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

      10.5  Notice of Default.

      An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a member of the Consolidated Shorewood Group referring to the Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders.

      10.6  Non-Reliance on Agents and Other Lenders.

      Each Lender expressly acknowledges that neither of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, NationsBanc Capital Markets, Inc. ("NCMI"); it being understood that each reference to affiliate in this Section 10.6 shall include NCMI)) has made any representations or warranties to it and that no act by an Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the

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Consolidated Shorewood Group, shall be deemed to constitute any representation or warranty by an Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Consolidated Shorewood Group and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Consolidated Shorewood Group. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Consolidated Shorewood Group which may come into the possession of an Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

      10.7  Indemnification.

      The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Borrowers Obligations) be imposed on, incurred by or asserted against an Agent in its respective capacity as such in any way relating to or arising out of this Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Borrowers Obligations and all other amounts payable hereunder and under the other Loan Documents.

      10.8  Agent in its Individual Capacity.

      An Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers or any other member of the Consolidated Shorewood Group as though the Agent were not a Agent hereunder. With respect to the Loans made, the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though they were not a Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Canadian Administrative Agent in their individual capacities.

      10.9  Successor Agent.

      An Agent may, at any time, resign upon 20 days' written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agents. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Canadian Administrative Agent, as the case may be. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent or Canadian Administrative Agent, as the case may be, hereunder by a successor, such successor Administrative Agent or Canadian Administrative Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Canadian Administrative Agent, as the case may be, and the retiring Administrative Agent or Canadian Administrative Agent, as the case may be, shall be discharged from its duties and obligations as Administrative Agent or Canadian Administrative Agent, as the case may be, as appropriate, under this Agreement and the other Loan Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                                  SECTION 11

                                MISCELLANEOUS

      11.1  Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1 attached hereto, or at such other address as such party may specify by written notice to the other parties hereto; provided, however, that if any notice is delivered on a day other than a Business Day then such notice shall not be effective until the next Business Day.

      11.2  Right of Set-Off.

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
      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of a Borrower against obligations and liabilities of a Borrower to such Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.



      11.3  Benefit of Agreement.

            (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that a Borrower may not assign and transfer any of its interests without prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

            (b) Assignments. Subject to the consent of the Borrowers (provided, however, that no consent shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld, each Lender may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3(b); provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount and that each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth in the preceding sentence and delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $2,500 (or with respect to an assignment of the Canadian Revolving Loan Commitment, a transfer fee of Cdn. $1,250) payable to the Administrative Agent for its own account; provided that any assignment of the Canadian Revolving Loan Commitment shall require delivery of written notice of the assignment to the Canadian Administrative Agent together with a transfer fee of Cdn. $1,250 payable to the Canadian Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines, the Borrowers agree that upon effectiveness of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). In addition to the assignments permitted under this Section 11.3(b), any Lender may (without notice to the Borrowers, the Administrative Agent or any other Lender and without payment of any fee)
      (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an Affiliate. No such assignment, as set forth in the preceding sentence, shall release the assigning Lender from its obligations hereunder.

      By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any member of the Consolidated Shorewood Group or the performance or observance by any member of the Consolidated Shorewood Group of any of its obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Agreement or any other Loan Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

            (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Agreement or the other Loan Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Revolving Loans Maturity Date or the Term Loans Maturity Date but excluding any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the guaranties or the collateral (except as expressly provided in the Loan Documents) supporting any of the Loans or Commitments in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Agreement or the other Loan Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 4.9 through 4.14 on the same basis as if it were a Lender.

      11.4  No Waiver; Remedies Cumulative.

      No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers or any member of the Consolidated Shorewood Group and an Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers or any member of the Consolidated Shorewood Group to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      11.5  Payment of Expenses; Indemnification.

      The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and NationsBanc Capital Markets, Inc. ("NCMI") in connection with the negotiation, preparation, execution and delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agents as well as Canadian counsel to the Agents) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Agreement and of the Administrative Agent and the Lenders in connection with enforcement of the Loan Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all claims for Non-Excluded Taxes as set forth in Section 4.13 and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Non-Excluded Taxes; and (iii) indemnify each Agent, NCMI and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, NCMI or Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent they relate to disputes solely between or among the Lenders and/or the Agents, or they relate to a material breach of this Agreement by the Lenders or they are incurred by reason of gross negligence, willful misconduct or professional misconduct on the part of the Person to be indemnified). Anything herein to the contrary notwithstanding, no Borrower shall have any obligation to indemnify any Person under this Section 11.5 from and against any expenses incurred by such Person as a result of or in connection with any litigation, action or proceeding asserted by either of them against the other in which such Borrower is the prevailing party in a final and non-appealable judgment.

      11.6  Amendments, Waivers and Consents.

      In order for any amendment, change, waiver, discharge or termination of this Agreement or any of the other Loan Documents to be binding on the Lenders and the members of the Consolidated Shorewood Group, such amendment, change, waiver, discharge or termination must be in writing and signed by the Required Lenders; provided that to be binding no such amendment, change, waiver, discharge or termination shall:

            (a) extend the Revolving Loans Maturity Date or the Term Loans Maturity Date without the consent of all the Lenders, or postpone or extend the time for any payment or prepayment of principal to any Lender without the consent of such Lender;

            (b) reduce the rate (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the time of payment of interest on any Loan made by or any fees hereunder for the account of any Lender without the consent of such Lender;

            (c) reduce or waive the principal amount of any Loan made by any Lender without the consent of such Lender;

            (d) increase or extend the Commitment of a Lender over the amount thereof in effect without the consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute an increase in the Commitment of any Lender);

            (e) except as otherwise permitted in this Agreement or the Stock Pledge Agreements, release a Borrower or substantially all of the Guarantors from their respective obligations under the Loan Documents or release all or substantially all of the collateral pledged under the Stock Pledge Agreements without the consent of all the Lenders;

            (f) amend, modify or waive any provision of this Section or Sections 4.4(b), 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 9.1(a), 11.2,
      11.3 or 11.5 without the consent of all the Lenders;

            (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders without the consent of all the Lenders; or

            (h) consent to the assignment or transfer by a Borrower of any of its rights and obligations under (or in respect of) the Loan Documents.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a member of the Consolidated Shorewood Group to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      11.7  Defaulting Lender.

      Each Lender understands and agrees that if such Lender is a Defaulting Lender then it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender.

      11.8  Counterparts.

      This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by telecopy shall be as effective as delivery of a manually executed counterpart hereto and shall constitute a representation that an original executed counterpart will be provided.

      11.9  Headings.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      11.10 Survival of Indemnification and Representations and Warranties.

      All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

      11.11 Currency.

      The use of term "dollars" or "Dollars" or the symbol "$" or "U.S. $" in the Loan Documents shall mean a reference to lawful money of the United States of America unless specifically indicated otherwise.

      11.12 Governing Law; Venue.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
      Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrowers in any other jurisdiction.

            (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in subsection
      (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.13 Waiver of Jury Trial.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      11.14 Severability.

      If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      11.15 Loan Entirety.

      This Agreement together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein; provided, however, that the Confidentiality Letters executed by the Lenders and all other Persons shall remain in effect subsequent to the execution and delivery of this Agreement.

      11.16 Binding Effect; Amendment and Restatement of Existing Credit Agreement; Further Assurances.

      This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 5.1 have been satisfied and when it shall have been executed by each Borrower and the Agents, and the Agents shall receive copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lenders), and thereafter this Agreement shall be binding upon and inure to the benefit of each Borrower, each Lender (including the Issuing Lenders) and the Agents, together with their respective successors and assigns. The Borrowers and the Lenders (including the Issuing Lenders) party to the Existing Credit Agreement each hereby agrees that, at such time as this Agreement shall have become effective pursuant to the terms of the immediately preceding sentence,
(a) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Agreement, and all obligations and indemnifications outstanding under the Existing Credit Agreement shall be governed by the terms of this Agreement (as such obligations or commitments may be modified or amended hereunder), and (b) all of the promissory notes executed by the Borrowers in connection with the Existing Credit Agreement automatically shall be substituted and replaced by the amended and restated promissory notes executed in connection with this Agreement, and the Lenders agree to promptly return such prior notes to the Borrowers. The Borrowers further agree, upon the request of the Administrative Agent and/or the Required

Lenders, to promptly take such actions, as reasonably requested, as is appropriate to carry out the intent of this Agreement and the other Loans Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in all collateral securing the Borrowers Obligations, subject to no Liens other than Permitted Liens.

      11.17 Confidentiality.

      (a) The Agents and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agents or any such Lender by or on behalf of the Borrowers or any members of the Consolidated Shorewood Group (whether before or after the Closing Date) which relates to the Borrowers or any of their Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agents and Lenders shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with their participation in any of the transactions evidenced by this Agreement or any other Loan Documents or the administration of this Agreement or any other Loan Documents (so long as such Persons are notified of the confidential nature of the information); (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Agents or any Lender on a non-confidential basis or (C) was available to the Agents or Lenders on a non-confidential basis prior to its disclosure to the Agents or any Lender by the Borrowers or any member of the Consolidated Shorewood Group; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the parties hereto to be bound by the terms of this Section; or (v) to the extent that the Borrowers shall have consented in writing to such disclosure. Nothing set forth in this Section shall obligate the Agents or any Lender to return any materials furnished by the Borrowers or any member of the Consolidated Shorewood Group.

      (b) In the event that any Lender or all of them are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or otherwise) to disclose any Information under clause (ii) of the second sentence of subsection (a) hereof, such Lender shall provide the Borrowers with prompt notice of such request(s), to the extent it may do so, so that the Borrowers may seek an appropriate protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Lender which has received such request may furnish that portion (and only that portion) of the Information which, in the opinion of its counsel, it is legally compelled to disclose.

      11.18 Definition of Knowledge.

      Whenever used in this Agreement, the words "knowledge", "best knowledge", "known to", "becoming aware of", "are aware" or other words of similar meaning or effect, as they pertain to the Borrowers or the other members of the Consolidated Shorewood Group, mean the actual present knowledge of those officers of the U.S. Borrower identified by it from time to time as "Executive Officers" in its filings with the Securities and Exchange Commission, as described in Section 7.1(e) of this Agreement.

      Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                    BORROWERS:

                                    SHOREWOOD PACKAGING CORPORATION


                                    By:____________________________
                                    Name:
                                    Title:



                                    SHOREWOOD CORPORATION OF CANADA
                                    LIMITED


                                    By:____________________________
                                    Name:
                                    Title:

                                    LENDERS:

                                    NATIONSBANK, N.A., in its capacity as
                                    Administrative Agent and as a Lender


                                    By:____________________________
                                    Name:
                                    Title:

                                    THE BANK OF NOVA SCOTIA, in its
                                    capacity as Canadian Administrative
                                    Agent and as a Lender


                                    By:____________________________
                                    Name:
                                    Title:

                                    CRESTAR BANK


                                    By:____________________________
                                    Name:
                                    Title:

                                    THE CHASE MANHATTAN BANK


                                    By:____________________________
                                    Name:
                                    Title:

                                    BANQUE PARIBAS


                                    By:____________________________
                                    Name:
                                    Title:

                                    FLEET BANK N.A.


                                    By:____________________________
                                    Name:
                                    Title:

                                    THE SUMITOMO BANK, LIMITED


                                    By:____________________________
                                    Name:
                                    Title:

                                    THE BANK OF NEW YORK


                                    By:____________________________
                                    Name:
                                    Title:

                                    FIRST UNION NATIONAL BANK OF
                                    NORTH CAROLINA


                                    By:____________________________
                                    Name:
                                    Title:

                                    UNITED STATES NATIONAL BANK OF
                                    OREGON


                                    By:____________________________
                                    Name:
                                    Title:

                                 SCHEDULE 1.1(a)
                       SCHEDULE OF LENDERS AND COMMITMENTS


                                                                                                                        CANADIAN
                                                   U.S. REVOLVING                   U.S. TERM LOAN      CANADIAN      REVOLVING LOAN
                                 U.S. REVOLVING   LOAN COMMITMENT   U.S. TERM LOAN    COMMITMENT     REVOLVING LOAN     COMMITMENT
        LENDER                   LOAN COMMITMENT    PERCENTAGE        COMMITMENT      PERCENTAGE       COMMITMENT       PERCENTAGE
        ------                   ---------------  ---------------   --------------  --------------   --------------   --------------
NationsBank, N.A.                $ 18,584,070.80    18.58407080%     $12,915,929.20   17.22123894%
The Bank of Nova Scotia                                              $ 5,500,000.00    7.33333333%    $25,000,000.00    100.00000%
The Chase Manhattan Bank         $ 15,929,203.54    15.92929354%     $11,070,796.46   14.76106195%
The Bank of New York             $ 14,749,262.54    14.74926254%     $10,250,737.46   13.66764995%
First Union National Bank        $ 11,799,410.03    11.79941003%     $ 8,200,589.97   10.93411996%
  of North Carolina
Banque Paribas                   $ 11,799,410.03    11.79941003%     $ 8,200,589,97   10.93411996%
Fleet Bank National Association  $  7,079,646.02     7.07964602%     $ 4,920,353.98    6.56047198%
The Sumitomo Bank, Limited       $  7,079,646.02     7.07964602%     $ 4,920,353.98    6.56047198%
US National Bank of Oregon       $  7,079,646.02     7.07964602%     $ 4,920,353.98    6.56047198%
Crestar Bank                     $  5,899,705.01     5.89970501%     $ 4,100,294.99    5.46705998%
                                 ---------------   ------------      --------------  ------------     --------------    ---------
                                 $100,000,000.00   100.00000000%     $75,000,000.00  100.00000000%    $25,000,000.00    100.00000%

                                                                  Exhibit 2.1 to
                                                            Amended and Restated
                                                                Credit Agreement



                                ADVANCE REQUEST

TO:               NationsBank, N.A., as Administrative Agent
                  100 North Tryon Street
                  Charlotte, North Carolina  28255

            _____ NationsBank, N.A., as Lender
                  100 North Tryon Street
                  Charlotte, North Carolina  28255

            _____ The Bank of Nova Scotia, as Canadian
                  Administrative Agent
                  1 Liberty Plaza
                  New York, New York  10006

RE: Amended and Restated Credit Agreement dated as of ____________, 1997 among Shorewood Packaging Corporation (the "U. S. Borrower"), Shorewood Corporation of Canada Limited (the "Canadian Borrower"), NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent and the Lenders party thereto (as amended or modified from time to time, the "Agreement").

DATE: _____________, 199__

------------------------------------------------------------------------------

1. This Advance Request is made pursuant to the terms of the Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Agreement.

2.    _______ Please be advised that the U.S. Borrower is requesting:

      (a) ______ a U.S. Revolving Loan in the amount of $__________ be funded on ____________, 199__ to accrue interest at the interest rate set forth in paragraph 4 below. Subsequent to the funding of the requested U.S. Revolving Loan, the aggregate amount of outstanding U.S. Revolving Loans will be $___________; or

      (b) ______ a Canadian Revolving Loan in the amount of $___________ be funded on ___________ 199__ to accrue interest at the interest rate set forth in paragraph 5 below. Subsequent to the funding of the requested Canadian Revolving Loan, the aggregate amount of outstanding Canadian Revolving Loans will be $___________; or

      (c) ______ a Swing Line Loan in the amount of $___________ be funded on ____________ 199__ to accrue interest at the U.S. Base Rate. Subsequent to the funding of the requested Swing Line Loan, the aggregate amount of outstanding Swing Line Loans will be $___________.

3.    _______ Please be advised that the Canadian Borrower is requesting:

      (a)_____ a Canadian Revolving Loan in the amount of $___________ be funded on ____________ 199__ to accrue interest at the Canadian Prime Rate. Subsequent to the funding of the requested Canadian Revolving Loan, the aggregate amount of outstanding Canadian Revolving Loans will be $___________; or

      (b)_____ the Canadian Lenders to create Bankers' Acceptances in the aggregate amount of $___________ on ____________, 199__ for the following period:

            ________ 30 days
            ________ 60 days
            ________ 90 days
            ________ 180 days

4. The interest rate option applicable to the requested U.S. Revolving Loan set forth in paragraph 2(a) above shall be:

      a.    ________ the U.S. Base Rate; or

      b.    ________ the Adjusted Eurodollar Rate for an Interest Period of:

            ________ one month
            ________ two months
            ________ three months
            ________ six months

5. The interest rate option applicable to the requested Canadian Revolving Loan by the U.S. Borrower as set forth in paragraph 2(b) above shall be:

      a.    ________ BNS U.S. Prime Rate; or


      b.    ________ the Adjusted Eurodollar Rate for an Interest Period of:

            ________ one month
            ________ two months
            ________ three months
            ________ six months

6. The representations and warranties made in the Agreement are true and correct in all material respects at and as if made on the date hereof.

7. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by the requested Revolving Loan, Swing Line Loan or Bankers' Acceptances.

8.    No Material Adverse Effect has occurred since the Closing Date.

9. Immediately after giving effect to the making of the requested Revolving Loan or Swing Line Loan, or the creation of the requested Bankers' Acceptance, as the case may be, (a) the sum of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding plus Swing Line Loans outstanding will not exceed $125 million; (b) the sum of U.S. Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding will not exceed the U.S. Revolving Loan Commitment;
      (c) the sum of Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding will not exceed the Canadian Revolving Loan Commitment; and (d) the Swing Line Loans outstanding will not exceed the Swing Line Loan Commitment.



                                    _____________________________

                                    By:__________________________
                                    Name:________________________
                                    Title:_______________________

                                                                  Exhibit 2.3 to
                                                            Amended and Restated
                                                                Credit Agreement

                              AMENDED AND RESTATED
                              SWING LINE LOAN NOTE



$2,000,000                                                    __________, 1997


      FOR VALUE RECEIVED, SHOREWOOD PACKAGING CORPORATION, a Delaware corporation (the "U.S. Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A. (the "Lender") at the office of the Lender (or at such other place or places as the holder of this Swing Line Loan Note may designate) as set forth in that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, modified, extended or restated from time to time, the "Agreement") among the U.S. Borrower, Shorewood Corporation of Canada Limited, NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent and the Lenders party thereto (including the Lender), $2,000,000 or such lesser amount as shall equal the aggregate principal amount of all Swing Line Loans made by the Lender (and not otherwise repaid), pursuant to Section 2.3 of the Agreement, in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each Swing Line Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Swing Line Loan until each Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

      This Note is the Swing Line Loan Note referred to in the Agreement and evidences Swing Line Loans made by the Lender thereunder. The Lender shall be entitled to the benefits of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement and the terms and conditions of the Agreement are expressly incorporated herein and made a part hereof.

      The Agreement provides for the acceleration of the maturity of the Swing Line Loans evidenced by this Swing Line Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Swing Line Loans upon the terms and conditions specified therein. In the event this Swing Line Loan Note is not paid when due at any stated or accelerated maturity, the U.S. Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount and interest rate of each Swing Line Loan made by the Lender to the U.S. Borrower, and each payment made on account of the principal thereof, shall be recorded by the Administrative Agent on its books; provided that the failure of the Administrative Agent to make any such recordation shall not affect the obligations of the U.S. Borrower to make a payment when due of any amount owing hereunder or under this Swing Line Loan Note in respect of the Swing Line Loans to be evidenced by this Swing Line Loan Note, and each such recordation shall be prima facie evidence of the obligations owing under this Swing Line Loan Note absent manifest error.

      THIS SWING LINE LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, the U.S. Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.


                              SHOREWOOD PACKAGING CORPORATION

                              By:_________________________
                              Name:_______________________
                              Title:______________________

                                                                  Exhibit 2.9 to
                                                            Amended and Restated
                                                                Credit Agreement

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$__________                                              _______________, 1997


      FOR VALUE RECEIVED, ______________________, a _____________ corporation
(the "[U.S.][Canadian] Borrower"), hereby promises to pay to the order of ___________________________________ (the "Lender"), at the office of
________________________________ (the "Agent") (or at such other place or places as the holder of this Revolving Credit Note may designate), as set forth in that certain Amended and Restated Credit Agreement dated as of the date hereof among Shorewood Packaging Corporation, Shorewood Corporation of Canada Limited, NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Agreement"), the aggregate principal amount of all advances made by the Lender (in the respective currencies made) as Revolving Loans (and not otherwise repaid), in lawful money (in the currency in which the Revolving Loan was provided) and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Revolving Loan until each Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

      This Note is one of the Revolving Credit Notes referred to in the Agreement and evidences Revolving Loans made by the Lender thereunder. The Lender shall be entitled to the benefits of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement, and the terms, conditions and covenants of the Agreement are expressly incorporated herein and made a part hereof.

      The Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Credit Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the [U.S.][Canadian] Borrower agrees to pay in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      Except as permitted by Section 11.3(b) of the Agreement, this Revolving Credit Note may not be assigned by the Lender to any other Person.

      The date, amount, type, currency, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the [U.S.][Canadian] Borrower, and each payment made on account of the principal thereof, shall be recorded by the Agent on its books; provided that the failure of the Agent to make any such recordation shall not affect the obligations of the [U.S.][Canadian] Borrower to make a payment when due of any amount owing hereunder or under this Revolving Credit Note in respect of the Revolving Loans to be evidenced by this Revolving Credit Note, and each such recordation shall be prima facie evidence of the obligations owing under this Revolving Credit Note.

      THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, the [U.S.][Canadian] Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.


ATTEST:                                   _______________________________

By____________________                    By:____________________________
                                          Name:__________________________
  _______ Secretary                       Title:_________________________

   (Corporate Seal)

                                                                  Exhibit 3.5 to
                                                            Amended and Restated
                                                                Credit Agreement

                             AMENDED AND RESTATED
                                   TERM NOTE


$__________                                              _______________, 1997


      FOR VALUE RECEIVED, SHOREWOOD PACKAGING CORPORATION, a Delaware corporation (the "U.S Borrower"), hereby promises to pay to the order of ____________________________ (the "Lender"), at the office of NATIONSBANK, N.A.
(the "Agent") (or at such other place or places as the holder of this Term Note may designate), as set forth in that certain Amended and Restated Credit Agreement dated as of the date hereof among Shorewood Packaging Corporation, Shorewood Corporation of Canada Limited, NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Agreement"), the aggregate principal amount of the Term Loan evidenced by this Note, in lawful money (in the currency in which the Term Loan was provided) and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of such Term Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

      This Note is one of the Term Notes referred to in the Agreement and evidences a Term Loan made by the Lender thereunder. The Lender shall be entitled to the benefits of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement, and the terms, conditions and covenants of the Agreement are expressly incorporated herein and made a part hereof.

      The Agreement provides for the acceleration of the maturity of the Term Loan evidenced by this Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayment of the Term Loan upon the terms and conditions specified therein. In the event this Term Note is not paid when due at any stated or accelerated maturity, the U.S. Borrower agrees to pay in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      Except as permitted by Section 11.3(b) of the Agreement, this Term Note may not be assigned by the Lender to any other Person.

      The date, amount, type, currency, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Lender to the U.S. Borrower, and each payment made on account of the principal thereof, shall be recorded by the Agent on its books; provided that the failure of the Agent to make any such recordation shall not affect the obligations of the U.S. Borrower to make a payment when due of any amount owing hereunder or under this Term Note in respect of the Term Loan to be evidenced by this Term Note, and each such recordation shall be prima facie evidence of the obligations owing under this Term Note.

      THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, the U.S. Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.


ATTEST:                             SHOREWOOD PACKAGING CORPORATION

By____________________              By:______________________
                                    Name:____________________
  _______ Secretary                 Title:___________________

   (Corporate Seal)

                                                                  Exhibit 4.1 to
                                                            Amended and Restated
                                                                Credit Agreement


                       NOTICE OF CONTINUATION/CONVERSION

TO:         NATIONSBANK, N.A., as Agent
            100 North Tryon Street
            Charlotte, North Carolina  28255

RE: Amended and Restated Credit Agreement entered into as of ________, 1997 among Shorewood Packaging Corporation (the "U.S. Borrower"), Shorewood Corporation of Canada Limited (the "Canadian Borrower"), NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Agreement")

DATE:       _____________, 19___

-----------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Agreement.

2.    ______  Please be advised that the U.S. Borrower is requesting:

      (a) ______ that a portion of the current outstanding U.S. Revolving Loans in the amount of $______________ that is currently accruing interest at the ____________ be continued or converted at the interest rate option set forth in paragraph 4 below;

      (b) ______ that a portion of the current outstanding U.S. Term Loans in the amount of $______________ that is currently accruing interest at the ____________ be continued or converted at the interest rate option set forth in paragraph 4 below; or

      (c) ______ that a portion of the current outstanding Canadian Revolving Loans in the amount of $______________ that is currently accruing interest at the ____________ be continued or converted at the interest rate option set forth in paragraph 5 below.

3.    ______ Please be advised that the Canadian Borrower is requesting:

      (a) ______ that a portion of the current outstanding Canadian Revolving Loans in the amount of $______________ that is currently accruing interest at the ____________ be continued or converted at the interest rate option set forth in paragraph 6 below;

      (b) ______ that a portion of the current outstanding Canadian Base Rate Revolving Loans in the amount of $______________ that is currently accruing interest at the Canadian Prime Rate be converted into a Bankers' Acceptance for the period set forth in paragraph 7 below; or

      (c) ______ that Bankers' Acceptances in the amount of $______________ maturing on ____________, 199__ be converted on the maturity date into a Canadian Base Rate Revolving Loan accruing interest at the Canadian Prime Rate.

4. The interest rate option applicable to the continuation or conversion of all or part of the existing U.S. Revolving Loans or U.S. Term Loans, as set forth in paragraphs 2(a) or (b) above, shall be equal to:

      (a)   ________    the Base Rate

      (b)   ________    the Adjusted Eurocurrency Rate for an
                        Interest Period of:

                        ________ one month
                        ________ two months
                        ________ three months
                        ________ six months

5. The interest rate option applicable to the continuation or conversion of all or part of the existing Canadian Revolving Loans, as set forth in paragraph 2(c) above, shall be equal to:

      (a)   ________ the BNS U.S. Prime Rate

      (b)   ________  the Adjusted Eurocurrency Rate for an Interest Period of:

                        ________  one month
                        ________  two months
                        ________  three months
                        ________  six months

6. The interest rate option applicable to the continuation or conversion of all or part of the existing Canadian Revolving Loans, as set forth in paragraph 3(a) above, shall be equal to:

      (a)   ________    the Canadian Prime Rate

      (b)   ________    the Adjusted Eurocurrency Rate for an Interest Period
                        of:

                        ________ one month
                        ________ two months
                        ________ three months
                        ________ six months

7. The period of the Bankers' Acceptance requested by the Canadian Borrower pursuant to paragraph 3(b) above shall be:

                        ________  30 days
                        ________  60 days
                        ________  90 days
                        ________  180 days

8. Subsequent to the continuation or conversion of all or part of the existing Revolving Loans, Term Loans or Bankers' Acceptances (a) the sum of U.S. Revolving Loans outstanding plus Canadian Revolving Loans outstanding plus LOC Obligations outstanding plus BA Revolving Obligations outstanding plus Swing Line Loans outstanding will not exceed $125 million; (b) the sum of U.S. Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding will not exceed the U.S. Revolving Loan Commitment; and (c) the sum of Canadian Revolving Loans outstanding plus BA Revolving Obligations outstanding will not exceed the Canadian Revolving Loan Commitment.

9. No Default or Event of Default has occurred or is continuing or would be caused by this Notice of Continuation/ Conversion.


                              _______________________________________

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                                                               Exhibit 7.1(c) to
                                                            Amended and Restated
                                                                Credit Agreement

                              OFFICER'S CERTIFICATE


TO:         NATIONSBANK, N.A., as Administrative Agent
            100 North Tryon Street
            Charlotte, North Carolina  28255

RE: Amended and Restated Credit Agreement entered into as of ______________, 1997 among Shorewood Packaging Corporation (the "U.S. Borrower"), Shorewood Corporation of Canada Limited (the "Canadian Borrower"), NationsBank, N.A. as Administrative Agent, The Bank of Nova Scotia as Canadian Administrative Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE: _____________, 199__

---------------------------------------------------------------------------


      Pursuant to the terms of the Credit Agreement, I, ______________, Chief Financial Officer of Shorewood Packaging Corporation hereby certify that, as of the fiscal quarter ending ________, 199__, the statements below are accurate and complete in all respects (all capitalized terms used below shall have the meanings set forth in the Credit Agreement):

            a. Attached hereto as Schedule 1 are calculations (calculated as of the date of the financial statements referred to in paragraph c. below) demonstrating compliance by the Borrowers with the financial covenants contained in Section 7.13 of the Credit Agreement.

            b. No Default or Event of Default has occurred under the Credit Agreement (except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrowers with respect thereto).

            c. The Consolidated Shorewood Group's quarterly/annual financial statements for the fiscal quarter/year ended __________ which accompany this certificate fairly present in all material respects the financial condition of the Consolidated Shorewood Group and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.


                              SHOREWOOD PACKAGING CORPORATION

                              ______________________________
                              Chief Financial Officer

                       SCHEDULE 1 TO OFFICER'S CERTIFICATE


I.    A.    Compliance with Section 7.13(a):
            Current Ratio

            1.    Current Assets                      $___________

            2.    Current Liabilities                 $___________

            3.    Current Ratio (Line 1 ) Line 2)     _____:_____

            Minimum Allowed:  1.10 : 1.0


      B.    Compliance with Section 7.13(b):
            Fixed Charge Ratio

            1.    EBITDA (see Exhibit A)              $___________

            2.    Capital Expenditures                $___________

            3.    Line 1 - Line 2                     $___________

            4.    Cash Interest Expense               $___________

            5.    Cash Dividends paid by
                  the U.S. Borrower                   $___________

            6.    Scheduled principal payments on
                  long term Funded Debt of the
                  Consolidated Shorewood Group        $___________

            7.    Line 4 + Line 5 + Line 6            $___________

            8.    Fixed Charge Ratio
                  (Line 3 ) Line 7)                   _____:_____

            Minimum Required:

                  a. As of the end of the fiscal quarter ending closest to April 30, 1997 and as of the end of each fiscal quarter thereafter through and including the fiscal quarter ending closest to April 30, 1999, greater than or equal to 1.25 to 1.0

                  b. As of the end of the fiscal quarter ending closest to July 31, 1999 and as of the end of each fiscal quarter thereafter, greater than or equal to 1.50 to 1.0

      C. The consolidated Net Worth of the Consolidated Shorewood Group is $____________, which is greater than or equal to the sum of (1) $75,000,000 plus (2) an amount, determined at the end of each fiscal quarter, commencing with the quarterly fiscal period ending closest to April 30, 1997, equal to 50% of Net Income earned by the Consolidated Shorewood Group (with no reduction for any losses incurred during any fiscal quarter).

      D.    Compliance with Section 7.13(d):
            Debt Coverage Ratio

            1.    Funded Debt                               $___________

            2.    EBITDA (see Exhibit A)                    $___________

            3.    Debt Coverage Ratio
                  (Line 1 ) Line 2)                         _____:_____

            Maximum Allowed:

                  a. As of the end of the fiscal quarter ending closest to April
            30, 1997 and as of the end of each fiscal quarter thereafter through and including the fiscal quarter ending closest to April 30, 1999, less than or equal to 3.0 to 1.0

                  b. As of the end of the fiscal quarter ending closest to July 31, 1999 and as of the end of each fiscal quarter thereafter, less than or equal to 2.5 to 1.0

                                                                       Exhibit A
                                                                   to Schedule 1
                                                               to Exhibit 7.1(c)


                  Calculation Schedule to Officer's Certificate
                            As of __________________

                              Twelve
1.    EBITDA:                 Months      Quarter     Quarter     Quarter     Quarter
                              Ended       Ended       Ended       Ended       Ended
                              _______    _______     ________    ________    _________
Net Income                    _______     _______     _______     _______     _______

- Extraordinary Gains/
  Losses                      _______     _______     _______     _______     _______

- Non-cash Cumulative
  Effect Adjustment           _______     _______     _______     _______     _______

+ Interest Expense            _______     _______     _______     _______     _______

+ Taxes                       _______     _______     _______     _______     _______

+ Depreciation                _______     _______     _______     _______     _______

+ Amortization                _______     _______     _______     _______     _______

= EBITDA                      _______     _______     _______     _______     _______

                                                               Exhibit 7.1(i) to
                                                            Amended and Restated
                                                                Credit Agreement

                            Information Certificate


      I, ________________________, the Chief Financial Officer of Shorewood Packaging Corporation hereby certify to NationsBank, N.A., as Administrative Agent, in connection with that certain Amended and Restated Credit Agreement (the "Agreement"), dated as of ____________, 1997, among Shorewood Packaging Corporation (the "U.S. Borrower"), Shorewood Corporation of Canada Limited (the "Canadian Borrower"), NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, and the Lenders party thereto that, during the fiscal quarter ending ________________, 199__, the following is true and correct (capitalized terms used herein shall have the meaning ascribed thereto in the Credit Agreement):

      1. Acquisitions (as referred under Section 7.1(i)), determined in accordance with the terms of the Agreement, equal
            $___________________.

      2.    The amount of Investments made by the Consolidated Shorewood Group
            (a) in joint ventures in non-wholly owned Subsidiaries of a member of the Consolidated Shorewood Group equals $____________________ and
            (b) that are not Permitted Investments equals $____________________.

      3. The amount of Restricted Payments made by the U.S. Borrower equals $___________________.

      4. The amount of Capital Expenditures made by the Consolidated Shorewood Group in (a) the purchase of ink blending systems pursuant to that certain Requirements & Cooperation Agreement, dated as of ___________, between the U.S. Borrower and Sun Chemical Corporation, equals $___________________ and (b) China equals
            $___________________.

      Executed as of ______________, 199__.

                              SHOREWOOD PACKAGING CORPORATION

                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

                                                              Exhibit 11.3(b) to
                                                            Amended and Restated
                                                                Credit Agreement

                             ASSIGNMENT AGREEMENT

      Reference is made to that certain Amended and Restated Credit Agreement entered into as of ______________, 1997 (as the same may be amended, modified, extended or restated from time to time, the "Agreement") among Shorewood Packaging Corporation, Shorewood Corporation of Canada Limited (collectively, the "Borrowers"), NationsBank, N.A., as Administrative Agent (the "Administrative Agent"), The Bank of Nova Scotia, as Canadian Administrative Agent and the Lenders party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

      1. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date of the assignment as designated below (the "Effective Date"), the following interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement: [(a) the interests set forth below in the U.S. Revolving Loan Commitment Percentage of the Assignor on the Effective Date, (b) the interests set forth below in the Canadian Revolving Loan Commitment Percentage, (c) the interests set forth below in the U.S. Term Loan Commitment Percentage, (d) the interests set forth below in the Canadian Term Loan Commitment Percentage, (e) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date, and (f) the Assignor's Participation Interests in all Letters of Credit as of the Effective Date and the rights and obligations appurtenant thereto under the LOC Documents.] The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Agreement, shall become a "Lender" for all purposes of the Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Agreement.

      2. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest and the Loans and Participation Interests related thereto, and it has not previously transferred or encumbered such Assigned Interest, Loans or Participation Interests.

      3. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

      4. This Assignment shall be effective only upon (a) the consent of the Borrower to the extent required under Section 11.3 of the Agreement and (b) delivery to the Administrative Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Agreement.

      5. The Assignor and the Assignee confirm to and agree with each other and the other parties to the Agreement as to the terms set forth in paragraph 2 of
Section 11.3(b) of the Agreement.

      6. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

      7.    Terms of Assignment

               (a)      Date of Assignment                         ___________

               (b)      Legal Name of Assignor                     ___________

               (c)      Legal Name of Assignee                     ___________

               (d)      Effective Date of Assignment               ___________

               (e)      U.S. Revolving Loan Commitment
                        Percentage assigned                        __________%

               (f)      U.S. Revolving Loan Commitment
                        Percentage of Assignor
                        after assignment                           __________%

               (g)      Total U.S. Revolving Loans
                        outstanding as of Effective
                        Date                                      $___________

               (h)      U.S. Revolving Loans assigned
                        on Effective Date (the amount
                        set forth in (g) multiplied
                        by the percentage set forth
                        in (e))                                   $___________

               (i)      U.S. Revolving Loan Commitment            $___________

               (j)      Principal amount of U.S.
                        Revolving Loan Commitment
                        assigned on the Effective
                        Date (the amount set forth in
                        (i) multiplied by the
                        percentage set forth in (e))              $___________

               (k)      U.S. Revolving Loan Commitment
                        of Assignor after Effective
                        Date                                      $___________

               (l)      U.S. Revolving Loan Commitment
                        of Assignee after Effective
                        Date                                      $___________

               (m)      U.S. Term Loan Commitment
                        Percentage assigned                        __________%

               (n)      U.S. Term Loan Commitment
                        Percentage of Assignor
                        after assignment                           __________%

               (o)      U.S. Term Loan outstanding
                        as of Effective Date                      $___________

               (p)      U.S. Term Loan assigned
                        on Effective Date (the amount
                        set forth in (o) multiplied by
                        the percentage set forth in(m))           $___________

               (q)      U.S. Term Loan Commitment                 $___________

               (r)      Principal amount of U.S.
                        Term Loan Commitment assigned
                        on the Effective Date (the
                        amount set forth in (q)
                        multiplied by the percentage
                        set forth in (m))                         $___________

               (s)      U.S. Term Loan Commitment of
                        Assignor after Effective Date             $___________

               (t)      U.S. Term Loan Commitment of
                        Assignee after Effective Date             $___________

               (u)      Canadian Revolving Loan
                        Commitment Percentage assigned             __________%

               (v)      Canadian Revolving Loan
                        Commitment Percentage of
                        Assignor after assignment                  __________%

               (w)      Total U.S. dollar equivalent
                        of Canadian Revolving Loans
                        outstanding as of Effective
                        Date                                      $___________

               (x)      U.S. dollar equivalent of
                        Canadian Revolving Loans assigned
                        on Effective Date (the amount
                        set forth in (w) multiplied by
                        the percentage set forth in (u))          $___________

               (y)      Canadian Revolving Loan
                        Commitment                                $___________

               (z)      U.S. dollar equivalent of
                        principal amount of Canadian
                        Revolving Loan Commitment
                        assigned on the Effective
                        Date (the amount set forth in
                        (y) multiplied by the
                        percentage set forth in (u))              $___________

              (aa)      Canadian Revolving Loan
                        Commitment of Assignor after
                        Effective Date                            $___________

              (bb)      Canadian Revolving Loan
                        Commitment of Assignee after
                        Effective Date                            $___________

The terms set forth above are hereby agreed to:

_______________________, as Assignor

By: _______________________________
Name: _____________________________
Title: ____________________________


____________________, as Assignee


By: _______________________________
Name: _____________________________
Title: ____________________________


                                    CONSENTED TO (if applicable):

                                    SHOREWOOD PACKAGING CORPORATION

                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________


                                    SHOREWOOD CORPORATION OF CANADA
                                    LIMITED

                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                 SCHEDULE 1.1(b)
                           EXISTING LETTERS OF CREDIT


U.S. LETTERS OF CREDIT:







CANADIAN LETTERS OF CREDIT:

                                  SCHEDULE 6.9
                                  INDEBTEDNESS

                                  SCHEDULE 6.10
                                   LITIGATION

                                  SCHEDULE 6.15
                             SUBSIDIARIES/AFFILIATES

                                  SCHEDULE 6.19
                              HAZARDOUS SUBSTANCES

                                  SCHEDULE 6.22
                               LOCATION OF ASSETS

                                  SCHEDULE 7.6
                          TYPE AND AMOUNT OF INSURANCE

                                  SCHEDULE 8.2
                                      LIENS

                                                      SCHEDULE 11.1
                                                  SCHEDULE FOR NOTICES

           PARTY               ADDRESS FOR NOTICES             DOMESTIC LENDING OFFICE         EURODOLLAR LENDING OFFICE
           -----               -------------------             -----------------------         -------------------------

Shorewood Packaging         Shorewood  Packaging             Shorewood  Packaging              Shorewood  Packaging
Corporation                 Corporation                      Corporation                       Corporation
                            277 Park Avenue                  277 Park Avenue                   277 Park Avenue
                            30th Floor                       30th Floor                        30th Floor
                            New York, NY  10172              New York, NY  10172               New York, NY  10172
                            Attn: Howard M. Liebman          Attn: Howard M. Liebman           Attn: Howard M. Liebman
                            Phone:(212) 508-5676             Phone:(212) 508-5676              Phone:(212) 508-5676
                            Fax:  (212) 508-5677             Fax:  (212) 508-5677              Fax:  (212) 508-5677

Shorewood Corporation of    Shorewood Corporation of
  Canada Limited              Canada Limited
                            2220 Midland Avenue
                            50 Administration Isle
                            Scarborough, Ontario  M1P
                            3E6

NationsBank, N.A.           NationsBank, N.A.                NationsBank, N.A.                 NationsBank, N.A.
                            101 N. Tryon Street              101 N. Tryon Street               101 N. Tryon Street
                            Independence Center, 15th        NC1-001-15-04                     NC1-001-15-04
                            Floor                            Charlotte, NC  28255              Charlotte, NC  28255
                            NC1-001-15-04                    Attn: Dana Weir                   Attn: Dana Weir
                            Charlotte, NC  28255             Phone:(704) 388-3917              Phone:(704) 388-3917
                            Attn: Dana Weir                  Fax:  (704) 386-9923              Fax:  (704) 386-9923
                            Phone:(704) 388-3917
                            Fax:  (704) 386-9923

                            with a copy to:

                            NationsBank, N.A.
                            767 Fifth Avenue
                            NY1-003-01-01
                            New York, NY  10153
                            Attn: Patricia McCormick
                            Phone:(212) 407-5373
                            Fax:  (212) 751-6909

           PARTY               ADDRESS FOR NOTICES             DOMESTIC LENDING OFFICE         EURODOLLAR LENDING OFFICE
           -----               -------------------             -----------------------         -------------------------
The Bank of Nova Scotia       The Bank of Nova Scotia        The Bank of Nova Scotia         The Bank of Nova Scotia
                              New York Agency                New York Agency                 New York Agency
                              One Liberty Plaza              One Liberty Plaza               One Liberty Plaza
                              New York, NY  10006            New York, NY .10006             New York, NY  10006
                              Attn: Dan Foote                Attn: Dan Foote                 Attn: Dan Foote
                              Phone:(212) 225-5012           Phone:(212) 225-5012            Phone:(212) 225-5012
                              Fax:  (212) 225-5090           Fax:  (212) 225-5090            Fax:  (212) 225-5090

The Sumitomo Bank, Limited    The Sumitomo Bank, Limited     The Sumitomo Bank, Limited      The Sumitomo Bank, Limited
                              USCBD New York Grand           233 S. Wacker Drive,            233 S. Wacker Drive,
                              Central Office                 Suite 5400                      Suite 5400
                              450 Lexington Avenue,          Chicago, IL  60606              Chicago, IL  60606
                              Suite 1700                     Phone:(312) 876-0181            Phone:(312) 876-0181
                              New York, NY  10017            Fax:  (312) 876-1995            Fax:  (312) 876-1995
                              Attn: Ron Gale
                              Phone:(212) 808-2337
                              Fax:  (212) 818-0865

Crestar Bank                  Crestar Bank                   Crestar Bank                    Crestar Bank
                              919 East Main Street           919 East Main Street            919 East Main Street
                              22nd Floor                     22nd Floor                      22nd Floor
                              Richmond, VA  23219            Richmond, VA  23219             Richmond, VA  23219
                              Attn: Julian Holland           Attn: Julian Holland            Attn: Julian Holland
                              Phone:(804) 782-7346           Phone:(804) 782-7346            Phone:(804) 782-7346
                              Fax:  (804) 782-5413           Fax:  (804) 782-5413            Fax:  (804) 782-5413

Banque Paribas                Banque Paribas                 Banque Paribas                  Banque Paribas
                              787 7th Avenue, 32nd Floor     787 7th Avenue, 32nd Floor      787 7th Avenue, 32nd Floor
                              New York, NY  10019            New York, NY  10019             New York, NY  10019
                              Attn: Duane Helkowski          Attn: Duane Helkowski           Attn: Duane Helkowski
                              Phone:(212) 841-2940           Phone:(212) 841-2940            Phone:(212) 841-2940
                              Fax:  (212) 841-2292           Fax:  (212) 841-2292            Fax:  (212) 841-2292

           PARTY               ADDRESS FOR NOTICES             DOMESTIC LENDING OFFICE         EURODOLLAR LENDING OFFICE
           -----               -------------------             -----------------------         -------------------------
United States National        United States National         United States National          United States National
Bank of Oregon                Bank of Oregon                 Bank of Oregon                  Bank of Oregon
                              555 S.W. Oak Street,           555 S.W. Oak Street, Suite      555 S.W. Oak Street,
                              Suite 400                      400                             Suite 400
                              Portland, OR  97204            Portland, OR  97204             Portland, OR  97204
                              Attn: Ross Beaton              Attn: Ross Beaton               Attn: Ross Beaton
                              Phone:(503) 275-3660           Phone:(503) 275-3660            Phone:(503) 275-3660
                              Fax:  (503) 275-4267           Fax:  (503) 275-4267            Fax:  (503) 275-4267

Fleet Bank, N.A.              Fleet Bank, N.A.               Fleet Bank, N.A.                Fleet Bank, N.A.
                              1185 Avenue of Americas        1185 Avenue of Americas         1185 Avenue of Americas
                              New York, NY  10036            New York, NY  10036             New York, NY  10036
                              Attn: Beth Frankel             Attn: Beth Frankel              Attn: Beth Frankel
                              Phone:(212) 819-5769           Phone:(212) 819-5769            Phone:(212) 819-5769
                              Fax:  (212) 819-4112           Fax:  (212) 819-4112            Fax:  (212) 819-4112

First Union National Bank     First Union National Bank      First Union National Bank       First Union National Bank
of North Carolina             of North Carolina              of North Carolina               of North Carolina
                              One First Union Center         One First Union Center          One First Union Center
                              Charlotte, NC  28288-0745      Charlotte, NC  28288-0745       Charlotte, NC  28288-0745
                              Attn: Dennis J. Diczok         Attn: Dennis J. Diczok          Attn: Dennis J. Diczok
                              Phone:(704) 383-7630           Phone:(704) 383-7630            Phone:(704) 383-7630
                              Fax:  (704) 383-6670           Fax:  (704) 383-6670            Fax:  (704) 383-6670

The Bank of New York          The Bank of New York           The Bank of New York            The Bank of New York
                              530 Fifth Avenue               530 Fifth Avenue                530 Fifth Avenue
                              New York, NY  10036            New York, NY  10036             New York, NY  10036
                              Attn: Scott Silverstein        Attn: Scott Silverstein         Attn: Scott Silverstein
                              Phone:(212) 852-4044           Phone:(212) 852-4044            Phone:(212) 852-4044
                              Fax:  (212) 852-4262           Fax:  (212) 852-4262            Fax:  (212) 852-4262

The Chase Manhattan Bank      The Chase Manhattan Bank       The Chase Manhattan Bank        The Chase Manhattan Bank
                              395 North Service Road,        395 North Service Road,         395 North Service Road,
                              3rd Floor                      3rd Floor                       3rd Floor
                              Melville, NY  11747            Melville, NY  11747             Melville, NY  11747
                              Attn: Emelia Teige             Attn: Emelia Teige              Attn: Emelia Teige
                              Phone:(716) 755-5046           Phone:(716) 755-5046            Phone:(716) 755-5046
                              Fax:  (716) 755-5103           Fax:  (716) 755-5103            Fax:  (716) 755-5103

           PARTY               ADDRESS FOR NOTICES             DOMESTIC LENDING OFFICE         EURODOLLAR LENDING OFFICE
           -----               -------------------             -----------------------         -------------------------